Exhibit 10.87

LEASE

BY AND BETWEEN

ARE-MARYLAND NO. 23, LLC

and

GENE LOGIC INC.

EXHIBITS

A	Legal Description and Site Plan
B	Rules and Regulations
C	Estoppel Certificate
D	Form of Acknowledgment
E	Form of Non-Disturbance Agreement

LEASE

        THIS LEASE is made as of October 5, 2004, by and between ARE-MARYLAND NO. 23, LLC, a Delaware limited liability company (hereinafter called “Landlord”) and GENE LOGIC INC., a Delaware corporation (hereinafter called “Tenant”).

        1.         Lease of Premises.

                    1.1         Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, a portion of that certain building located at the address set forth below (hereinafter called the “Demised Premises”). The Demised Premises are part of the building located at and commonly known as 9 West Watkins Mill Road, Gaithersburg, Maryland (the “Building”). The real property upon which the Building is located, and all landscaping, parking facilities, and other improvements and appurtenances related thereto, are hereinafter collectively referred to as the “Project”, the site plan and legal description for which are attached hereto as Exhibit “A.”All portions of the Project which are for the non-exclusive use of tenants of the Building, including, without limitation, driveways, sidewalks, parking areas, landscaped areas, service corridors, stairways, elevators, public restrooms (if any) and Building lobbies, are hereinafter referred to as “Common Area”. During the period between the Term Commencement Date and the Rent Commencement Date, as defined below, Tenant may cause, at Tenant’s cost, a licensed architect (the “Tenant’s Architect”) to measure the rentable square footage of the Demised Premises, such measurement to be certified to Landlord and Tenant in accordance with the Building Owners and Managers Association method of measurement (ANSI 265.1 1996). In the event that the measurement by the Tenant’s Architect discloses that the rentable square footage of the Demised Premises is more than two percent (2%) larger or smaller than 16,406, appropriate adjustments shall be made by way of an amendment to this Lease. Tenant shall furnish to Landlord a complete copy of the Tenant’s Architect’s measurement report. In the event that any of the other floors of the Building are multi-tenanted (or partitioned to be multi-tenanted), then Tenant shall have the non-exclusive right to use the Common Area of such floors, in common with other tenants of the Building. Tenant shall also be given reasonable access to any mechanical, electrical, telephone and other similar rooms and/or closets (collectively, “Mechanical Systems”) on floors other than on which the Demised Premises are located to the extent necessary to accommodate Tenant’s use of systems passing through or distributed from such rooms and/or closets (provided Tenant shall not have the unilateral right to enter the premises of any other tenant of the Building, and shall only enter the premises of any other tenant accompanied by Landlord). Tenant shall not be required to relocate any existing panels, nor to install any new panels, so as to confine the placement thereof to the Demised Premises. If any of the Mechanical Systems is inaccessible from the Common Area, Landlord shall arrange for Tenant to have reasonable access to such Mechanical Systems as reasonably necessary, and Landlord shall be responsible for coordinating access to such Mechanical Systems with any other tenant whose premises may be affected by Tenant’s access to such Mechanical Systems. The Demised Premises (and the stairs leading thereto from the first floor) shall be for Tenant’s exclusive use and shall be secured by Tenant from entry by persons not authorized by Tenant, at Tenant’s sole cost, except for Landlord’s obligations specifically provided in Section 14.2(c) with respect to the elevator servicing the Demised Premises.

        2.        Basic Lease Provisions.

                   2.1         For convenience of the parties, certain basic provisions of this Lease are set forth herein. The provisions set forth herein are subject to the remaining terms and conditions of this Lease and are to be interpreted in light of such remaining terms and conditions.

2.1.1	Address of the Building: 9 West Watkins Mill Road Gaithersburg, MD 20878

2.1.2	Designation of Tenant’s Demised Premises:
A portion of the cellar level of the Building including the break room and vending area next to the mechanical area of the Building, the Chemical Waste Storage Room on the first floor of the Building, and a portion of the Stockroom on the first floor of the Building, all as shown more particularly on Exhibit “A” attached hereto.

2.1.3	(a) Rentable Area of Demised Premises: 16,406 sq. ft.

(b) Rentable Area of Building/Project: 92,449 sq. ft.

2.1.4	Initial Basic Annual Rent: $28.00 per rentable sq. ft.

2.1.5	Initial Monthly Rental Installments of Basic Annual Rent: $38,280.67.

2.1.6	Tenant’s Pro Rata Share: 17.75% of the Building

2.1.7	(a) Term Commencement Date: Date of Delivery of the Demised Premises.

(b) Term Expiration Date: 60 months from the first day of the month following the month in which the Rent Commencement Date occurs.

2.1.8	Security Deposit: None (See Section 9 hereof).

2.1.9	Permitted Use: General office use, bio-medical/bio-chemical laboratory use, storage and other incidental uses consistent with the foregoing named uses, or as otherwise agreed to between Landlord and Tenant in a side letter agreement concerning the use of the Demised Premises.

2.1.10	Address for Rent Payment: Alexandria Real Estate Equities, Inc. 135 N. Los Robles Avenue, Suite 250 Pasadena, CA 91101 Attention: Accounts Receivable

Address for Notices to Landlord:

Alexandria Real Estate Equities, Inc. 135 N. Los Robles Avenue, Suite 250 Pasadena, CA 91101 Attention: Corporate Secretary

Address for Notices to Tenant:

Gene Logic Inc. 610 Professional Drive Gaithersburg, Maryland 20879 Attention: Chief Financial Officer

With, in each case, a copy to:

Buchanan Ingersoll PC 1776 K Street, N.W. Washington, D.C. 20006 Attention: Gary K. Bahena, Esq.

2.1.11	The following Exhibits are attached hereto and incorporated herein: A, B, C, D and E.

        3.        Term.

                   3.1         This Lease shall take effect upon the date of execution and delivery hereof by all parties hereto and, except as specifically otherwise provided within this Lease, each of the provisions hereof shall be binding upon and inure to the benefit of Landlord and Tenant from the date of execution and delivery hereof by all parties hereto.

                   3.2         The term of this Lease (the “Term”) shall commence on the Term Commencement Date and shall expire on the Term Expiration Date subject to earlier termination of this Lease as provided herein.

        4.        Possession and Commencement Date.

                   4.1         Landlord shall deliver two fully executed copies of the Lease and tender to Tenant possession of the Demised Premises as soon as reasonably practicable following receipt by Landlord from Tenant of four (4) copies of this Lease executed by Tenant, which date is intended to be the Term Commencement Date set forth in Section 2.1.7. The actual Term Commencement Date shall be the actual date of delivery of the Demised Premises (also known as the “Delivery Date”). In the event that the Demised Premises have not been delivered to Tenant by October 10, 2004, then Tenant shall have the right to terminate this Lease by written notice received by Landlord within ten (10) business days thereafter.

                   4.2         Notwithstanding anything to the contrary set forth elsewhere in this Lease, Tenant shall not have any obligation to pay to Landlord Basic Annual Rent in respect of the Demised Premises until (the “Rent Commencement Date”) the date that is three (3) months after the Delivery Date (such date, however, being extended by one day for each day following October 10, 2004 that the Delivery Date has not occurred).

                   4.3         From and after the date hereof, Tenant shall be permitted to enter upon the Demised Premises for the purposes of measurement and inspection.

                   4.4         Landlord and Tenant, upon request of either party, shall execute and deliver written acknowledgment of the actual Term Commencement Date, the Delivery Date and the Rent Commencement Date in the form of Exhibit “D”.

                   4.5         There shall be no charge to Tenant for Landlord’s personnel or engineer in connection with Tenant moving in and moving out of the Building.

                   4.6         The provisions governing the preparation of plans and the performance of Tenant’s Work are set forth in Section 39 below.

        5.        Rent.

                   5.1         Tenant agrees, commencing on the Rent Commencement Date, to pay Landlord as Basic Annual Rent for the Demised Premises the sum set forth in Section 2.1.4 subject to the rental adjustments provided in Article 6 hereof. Basic Annual Rent shall be paid in the equal monthly installments set forth in Section 2.1.5, subject to the adjustments to Basic Annual Rent provided in Article 6 hereof.

                   5.2         In addition to Basic Annual Rent, Tenant agrees to pay to Landlord as additional rent (“Additional Rent”) at times hereinafter specified in this Lease (i) Tenant’s Pro Rata Share, as set forth in Section 2.1.6 (“Tenant’s Pro Rata Share”) of Operating Expenses as provided in Article 7 and (ii) any other amounts that Tenant assumes or agrees to pay under the provisions of this Lease that are owed to Landlord, including, without limitation, any and all other sums that may become due by reason of any default of Tenant or failure on Tenant’s part to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after notice and lapse of applicable cure period.

                   5.3         Basic Annual Rent and Additional Rent shall together be denominated “Rent”. Rent shall be paid to Landlord, without abatement, deduction or offset in lawful money of the United States of America, at the office of Landlord as set forth in Section 2.1.10 or to such other person or at such other place as Landlord may from time designate in writing. In the event the Term commences or ends on a day other than the first day of a calendar month, then the Rent for such fraction of a month shall be prorated for such period on the basis of a thirty (30) day month and shall be paid at the then current rate for such fractional month.

        6.        Rent Adjustments.

                   6.1        Commencing with the monthly installment of Basic Annual Rent which is due on the first anniversary of the first day of the first full month following the Rent Commencement Date, and on the same day of every calendar year thereafter for so long as this Lease continues in effect, Basic Annual Rent shall be increased by 3.0%.

        7.        Operating Expenses.

                    7.1        As used herein, the term “Operating Expenses” shall include:

                    (a)        Government impositions including, without limitation, property tax costs consisting of real and personal property taxes and assessments constituting a lien upon the Project, including amounts due under any improvement bond upon the Building and/or Project including the parcel or parcels of real property upon which the Building and areas serving such Building are located or assessments levied in lieu thereof imposed by any governmental authority or agency, any tax on or measured by gross rentals received from the rental of space in the Building (i.e., made without regard to or allowance for any expense or other deductions, allowances or the like), or tax based on the square footage of the Demised Premises, Building, or Project as well as any parking charges, utilities, surcharges, or any other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by any federal, state, regional, municipal or local government authority in connection with the use or occupancy of the Building or the parking facilities serving the Building, any tax on this transaction or any document to which Tenant is a party creating or transferring an interest in the Demised Premises, any fee for a business license to operate an office building, and any expenses, including the reasonable cost of attorneys or experts, reasonably incurred by Landlord in seeking reduction by the taxing authority of the applicable taxes, less tax refunds obtained as a result of an application for review thereof. Operating Expenses shall not include any net income, franchise, capital stock, estate or inheritance taxes, or taxes which are the personal obligation of Landlord or of another tenant of the Project, or taxes on or in respect of personal property (or the value or cost thereof) not permanently located at and used in connection with the Building or Project, or any “rent” or similar tax unless applicable solely to landlords of real property or to real property rental receipts, or any “gross receipts”, “receipts” or other similar tax unless measured, assessed and paid without regard to any deductions or offsets against receipts, including without deduction for operating expenses, or any income, transfer, business, unincorporated business or gains tax or any real estate tax or other sum, charge, levy or tax attributable to any land or improvements other than the Building and the land described in Exhibit “A”. If any assessments are payable in installments, then for the purpose hereof (regardless of whether Landlord elects to pay same in installments) Operating Expenses for any calendar year occurring during the Term shall include only those installments, together with interest, that would have become due if Landlord opted to pay same in the maximum number of installments permitted. All real estate taxes and similar charges includible in Operating Expenses pursuant to this Section 7.1(a) shall be computed as if the Building and Project were the only asset of Landlord. Upon request by Tenant, Landlord shall furnish Tenant with copies of all proposed assessments, assessments, real estate tax bills and the like. Landlord shall also notify Tenant promptly following the filing or commencement of, and again following any decision in or conclusion or settlement of, any tax or assessment appeal, contest, reduction or challenge. On or before the 40th day before the last day to file an application to contest any such tax or assessment, Tenant may request Landlord to notify Tenant whether Landlord intends to file such application and within ten (10) days after such request Landlord shall notify Tenant whether or not Landlord will do so. If within such ten (10) day period Landlord either does not so notify Tenant or notifies Tenant that Landlord does not intend to file such an application, Tenant, at its sole cost and expense, shall have the right (and Landlord hereby constitutes Tenant as Landlord’s attorney-in-fact to the extent required by law to enable Tenant) to challenge and/or appeal any tax, assessment or other item included in Operating Expenses pursuant to this Section 7.1(a), and Landlord shall cooperate with Tenant as requested by Tenant in any such challenge and/or appeal. Tenant hereby agrees to save Landlord harmless from and against all costs, expenses, loss or damage resulting from any such contest or appeal.

                    (b)         All other reasonable costs of any kind paid or incurred by Landlord in connection with the operation and maintenance of the Building and the Project including, by way of examples and not as a limitation upon the generality of the foregoing, costs of repairs and replacements to improvements within the Project as appropriate to maintain the Project as required hereunder, sewer fees, cable T.V., when applicable, trash collection, cleaning, including windows, heating, ventilation, air-conditioning, maintenance of landscape and grounds, maintenance of drives and parking areas, security services and devices, building supplies, maintenance and replacement to equipment utilized for operation and maintenance of the Project, license, permit and inspection fees, sales, use and excise taxes on goods and services purchased by Landlord in connection with the operation, maintenance or repair of the Project and Building systems and equipment, telephone, postage, stationary supplies and other expenses incurred in connection with the operation, maintenance, or repair of the Project, accounting, legal and other professional fees and expenses incurred in connection with the Project, dues and assessments under the Bennington Corporate Center Covenants, Conditions and Restrictions which apply to the Project, capital expenditures, costs of complying with any applicable laws, hazardous waste remediation, rules or regulations, insurance premiums including premiums for public liability, property casualty, earthquake and environmental coverages, portions of insured losses paid by Landlord as part of deductible portion of loss (not to exceed $50,000.00 for any single loss) by reason of insurance policy terms, service contracts, costs of services of independent contractors retained to do work of the nature before referenced, and costs of compensation (including employment taxes and fringe benefits) of all persons who perform regular and recurring on-site duties connected with the day-to-day operation and maintenance of the Project, its equipment, the adjacent walks, landscaped areas, drives, and parking areas, including without limitation, janitors, floor waxers, window-washers, watchmen, gardeners, sweepers, and handymen and costs of management services, which costs of management services shall not exceed four percent (4%) of the Basic Annual Rent. In the event that any capital expenditure by Landlord is in excess of Seventy-Five Thousand Dollars ($75,000) there shall be included each calendar year as an Operating Expense in respect of such expenditure only the amortized cost of such item for that year (using the shorter of seven (7) years or the useful life determined in accordance with the U.S. Internal Revenue Code regulations in effect at the time the expenditure was made).

                    (c)        The foregoing notwithstanding, term “Operating Expenses” shall not include (1) depreciation; (2) interest on and amortization of debts; (3) leasehold improvements, alterations, decorations and painting done for particular tenants or occupants of the Building; (4) leasing and brokerage commissions; (5) refinancing costs; (6) the cost or repairs or replacements incurred by reason of fire or other casualty to the extent covered by insurance proceeds; (7) the cost of items, work, services or overtime heating, ventilation or air conditioning for which Landlord is or may be entitled to be compensated by payments by tenants or occupants, including Tenant which are not fixed annual rent; (8) amounts received by Landlord through proceeds of insurance, to the extent the proceeds are compensation for expenses which would be includible in Operating Expenses; (9) advertising and promotional expenditures; (10) ground rents; (11) legal fees (provided, however, that Landlord may be entitled to collect legal fees pursuant to Section 24.2.5 hereof); (12) auditing or accounting fees other than those reasonably incurred in the preparation of statements and calculations pursuant to this Section 7.1; (13) wages, benefits or other compensation or payments to or in respect of employees or other persons not providing on-site services to the Project or to executives or other persons above (or performing functions typically assigned to or performed by persons above) the grade of building manager; (14) wages, benefits or other compensation or payments to or in respect of any person owning or controlling, directly or indirectly, any right, title, interest or estate, legal, beneficial, equitable or otherwise, in or to all or any part of Landlord, the Building and/or the Project and/or in or to any management agent or company for either or both of the same; (15) management fees or other markups of any kind or description other than for the management fee expressly provided for in Section 7.1(b) above; (16) costs of Landlord’s general overhead and general administrative expenses (individual, partnership or corporate, as the case may be); (17) charitable contributions; (18) any wages, benefits or other compensation or payments paid clerks, attendants or other persons in commercial concessions (such as snack bar or restaurant), if any, operated by Landlord or in the Building; (19) costs attributable to the gross negligence of Landlord, its agents, contractors or employees; (20) costs and expenses paid to non-arms length contractors in excess of fair market value; (21) when operated as a commercial concession or by a commercial parking operator, parking lot garage maintenance or other costs in connection with any parking lot or garage; (22) costs (including, but not limited to, rent) incurred in connection with or otherwise attributable to office or other space used for or in connection with the Building (including any management office space, but excluding any ordinary, customary and reasonable amounts of space or area used solely for Building mechanical, electrical, telephone, storage and/or engineering rooms); (23) costs or expenses associated with leasing other space in the Building and/or in connection with any sale, financing and/or refinancing of the Building, the Project or any interest of Landlord; (24) reserves; and (25) in the case of dues and assessments under any corporate center or similar covenants, conditions and/or restrictions, any amounts thereof for or representing items which would not be Operating Expenses under the terms of this Section 7.1, including without limitation reserves or capital expenditures to the extent not permitted to be included in Operating Expenses of the Building under the terms of this Lease. In addition, Operating Expenses shall not include any costs incurred by Landlord to test, survey, clean-up, contain, abate, remove or otherwise remediate Hazardous Materials (as hereinafter defined) in the Project unless such costs were incurred as a result of the acts or omissions of Tenant.

                7.2        Tenant shall pay to Landlord on the first day of each calendar month of the Term, as Additional Rent, Landlord’s reasonable estimate of Tenant’s Pro Rata Share (as set forth in Section 2.1.6) of Operating Expenses with respect to the Project for such month. On or before December 15th of each year, Landlord shall submit to Tenant Landlord’s good faith estimate of the Operating Expenses for the succeeding calendar year. Landlord shall be permitted to submit revised estimates at any time and from time to time. In the event that Landlord revises its estimate of Operating Expenses, payments by Tenant in respect of Operating Expenses pursuant to the revised estimate shall commence on the first payment date that is at least thirty (30) days following Tenant’s receipt of such estimate.

                             (a)        Within ninety (90) days after the conclusion of each calendar year (or such longer period as may be reasonably required), Landlord shall furnish to Tenant a statement showing in reasonable detail the actual Operating Expenses and Tenant’s Pro Rata Share of Operating Expenses for the previous calendar year. Any additional sum due from Tenant to Landlord shall be due and payable within thirty (30) days following delivery of such written statement. If the aggregate amount paid by Tenant pursuant to Section 7.2 exceeds Tenant’s Pro Rata Share of Operating Expenses for the previous calendar year, the difference shall be credited by Landlord against the Rent next due and owing from Tenant; provided that if the Lease term has expired, Landlord shall accompany said statement with payment for the amount of such difference.

                             (b)        Any amount due under Section 7.2 for any period which is less than a full month shall be prorated (based on a 30-day month) for such fractional month.

                             (c)        Landlord ’s annual statement, except as otherwise provided in Section 7.3 below, shall constitute a final statement as to such year, Anything to the contrary contained herein notwithstanding, in the event that such statement is not received by Tenant on or prior to August 31 of any calendar year for the immediately preceding calendar year then Landlord may not thereafter request payment of any deficiency on account of such prior year. Landlord shall keep true and accurate books and records with respect to all Operating Expenses in accordance with generally accepted accounting principals consistently applied.

                7.3        Landlord ’s annual statement shall be final and binding upon Tenant unless Tenant, within ninety (90) days after Tenant’s receipt thereof, shall contest any item therein by giving written notice to Landlord, specifying each item contested and the reason therefor. If, during such 90 day period, Tenant reasonably and in good faith questions or contests the correctness of Landlord’s statement of Tenant’s Pro Rata Share of Operating Expenses, (provided that Tenant shall have paid to Landlord any additional sum due pursuant to Section 7.2(a)) Landlord will provide Tenant and/or Tenant’s designated representative with access to Landlord’s books and records and such information as Landlord reasonably determines to be responsive to Tenant’s questions. Tenant’s designated representative shall be an independent public accounting firm working pursuant to a fee arrangement other than a contingent fee basis. In the event that after Tenant’s review of such information, Landlord and Tenant cannot agree upon the amount of Tenant’s Pro Rata Share of Operating Expenses, then Tenant shall have the right to have an independent public accounting firm working pursuant to a fee arrangement other than a contingent fee basis hired by Tenant (at Tenant’s sole cost and expense) and approved by Landlord (which approval shall not be unreasonably withheld or delayed) audit and/or review such Landlord’s books and records for the year in question (the “Independent Review”). The results of any such Independent Review shall be binding on Landlord and Tenant. If the Independent Review shows that Tenant s Pro Rata Share of Operating Expenses actually paid for the calendar year in question exceeded Tenant’s obligations for such calendar year, Landlord shall at Tenant’s option either (1) credit the excess to the next succeeding installments of estimated Additional Rent or (2) pay the excess to Tenant within thirty (30) days after delivery of such statement (provided, however, that in the event that the Independent Review indicates that the amount of Operating Expenses paid by Tenant with respect to a calendar year exceeded by more than five percent (5%) the amount actually due from Tenant (exclusive of any difference between the amount included in Operating Expenses in respect of insurance premiums and the amount that should have been included in Operating Expenses in respect of insurance premiums), then Landlord shall reimburse Tenant for the cost of such Independent Review). If the Independent Review shows that Tenant’s payments of Tenant’s Pro Rata Share of Operating Expenses for such calendar year were less than Tenant’s obligation for the calendar year, Tenant shall pay the deficiency to the Landlord within thirty (30) days after delivery of such statement.

                  7.4        Tenant shall not be responsible for Operating Expenses attributable to the time period prior to the Rent Commencement Date. The responsibility of Tenant for Tenant’s Pro Rata Share of Operating Expenses shall continue to the later of (i) the date of termination of the Lease, or (ii) the date Tenant has fully vacated the Demised Premises. Tenant shall not be deemed to have fully vacated the Demised Premises until Tenant shall have removed all items required to be removed and shall have completed all procedures necessary to fully release and terminate any permits or licenses restricting the use of the Demised Premises in any manner.

                  7.5        Operating Expenses for the calendar year in which Tenant’s obligation to share therein commences and in the calendar year in which such obligation ceases, shall be prorated on the basis of the number of days in such calendar year as are included within the Term over 360. Expenses such as taxes, assessments and insurance premiums which are incurred for an extended time period shall be prorated based upon time periods to which applicable so that the amounts attributed to the Demised Premises relate in a reasonable manner to the time period wherein Tenant has an obligation to share in operating Expenses.

        8.        Intentionally omitted.

        9.        Security Deposit.

        Provided that Gene Logic Inc. is the Tenant under the Lease (including any subsidiary or affiliate pursuant to Section 25.11), Landlord will not require that Tenant post a security deposit as security for Tenant’s performance under the Lease.

        10.       Use.

                    10.1       Tenant shall use the Demised Premises for the purpose set forth in Section 2.1.9 and shall not use the Demised Premises, or permit or suffer the Demised Premises to be used, for any other purpose without the prior written consent of Landlord which may be withheld in Landlord’s sole discretion, (provided, however, that Landlord’s approval of a change in use shall not be unreasonably withheld, conditioned or delayed in the case of a change proposed in connection with an assignment or subletting of the Lease and/or the Demised Premises under circumstances where, pursuant to the terms of Section 25 below, Landlord’s consent to such assignment or subletting may not be unreasonably withheld, conditioned or delayed, or is not required). In no event shall Landlord be deemed to have acted unreasonably in the event that Landlord does not approve a change in use which would reduce the number of square feet of the Demised Premises maintained as laboratories (including vivarium rooms) below the level as of the Delivery Date unless Tenant as a condition to Landlord’s consent agrees, upon expiration or earlier termination of this Lease, either (i) to restore such laboratory space or (ii) to pay Landlord the amount Landlord reasonably estimates it will cost to cause such restoration and, in either case, provides such security for such restoration obligation as Landlord shall reasonably require.

                     10.2        Tenant shall not use or occupy the Demised Premises in violation of any federal, state and local laws and regulations, zoning ordinances, or of the certificate of occupancy issued for the Building, and shall, upon five (5) days’ written notice from Landlord, discontinue any use of the Demised Premises which is declared or claimed by any governmental authority having jurisdiction to be a violation of law, regulation or zoning ordinance or of said certificate of occupancy. Tenant shall comply with any direction of any governmental authority having jurisdiction which shall, by reason of the nature of Tenant’s use or occupancy of the Demised Premises, impose any duty upon Tenant or Landlord with respect to the Demised Premises or with respect to the use or occupation thereof. Provided noncompliance therewith shall not constitute a crime or an offense punishable by imprisonment of Landlord and provided non-compliance will not endanger the Demised Premises, Tenant may, at its sole cost and expense, contest the application or validity of any such law and such non-compliance shall not be deemed a breach of this Lease during such contest provided such contest shall be diligently prosecuted.

                     10.3        Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any fire, environmental, extended coverage or any other insurance policy covering the Building and Project and shall comply with all rules, orders, regulations, and requirements of the insurers of the Building and Project and Tenant shall within thirty (30) days following written demand reimburse Landlord for any additional premium charged for such policy by reason of Tenant’s failure to comply with the provisions of this Section.

                     10.4        Intentionally omitted.

                     10.5        No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant nor shall any changes be made in existing locks or the mechanism thereof without the prior written consent of Landlord (or, alternatively, without furnishing to Landlord one or more master keys therefor). Tenant must, upon termination of this Lease return to Landlord all keys to offices and restrooms, either furnished to, or otherwise procured by Tenant. The foregoing notwithstanding, Tenant shall have the right to designate certain areas as “secure” areas and, subject to the provisions of Section 32.3 hereof, to limit access thereto (including, but not limited to, by installing locks or other apparatus to which Landlord is not provided keys or other means of entry).

                     10.6        No awnings or other projection shall be attached to any outside wall of the building. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the express written consent of Landlord.

No sign, advertisement or notice shall be exhibited, painted or affixed by Tenant on the exterior of the Building without the prior written consent of Landlord.

                     10.7        Tenant shall cause any office equipment or machinery to be installed in the Demised Premises so as to reasonably prevent sounds or vibrations therefrom from extending outside of the Building or, if other tenants are occupying any part of the Building, from extending into Common Areas as defined in Section 1.1 or other tenant offices in the Building. Tenant shall not place a load on any floor of the Demised Premises exceeding a floor load of one hundred (100) pounds per square foot (one hundred twenty five (125) pounds per square foot with respect to the loading docks) without advance notice to and reasonable approval by Landlord.

                     10.8        Tenant shall not do or permit anything to be done in or about the Demised Premises which shall in any way obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them, or use or allow the Demised Premises to be used for immoral or unlawful purposes, nor shall Tenant knowingly cause, maintain or permit any nuisance or waste in, on, or about the Demised Premises, Building or Project.

                     10.9        Notwithstanding any other provision herein to the contrary, Tenant shall be responsible for all liabilities, costs and expense arising out of or in connection with the compliance of the Demised Premises with the Americans With Disabilities Act, 42 U.S.C. § 12101, et seq. (together with regulations promulgated pursuant thereto, “ADA”) and Tenant shall indemnify, defend and hold harmless from and against any loss, cost, liability or expense (including reasonable attorneys’ fees and disbursements) arising out of any failure of the Demised Premises to comply with the ADA.

                     10.10       Landlord hereby covenants not to lease any portion of the Building to any person or organization which is known to Landlord to openly oppose laboratory research on live animals, or to have as a principal part of its business the advocacy of rights of animals which may be used in laboratory research.

                     10.11       Tenant shall have the right, subject to the reasonable approval of Landlord, to a portion of the roof top of the Building to place telecommunications equipment. Such telecommunications equipment shall be used solely by Tenant. Tenant shall not drill, bore, or cut any surface of the Building to install its telecommunications equipment, or use any conduit or raceway of the Building in connection therewith without Landlord’s prior approval. Tenant shall not interfere unreasonably with any other person to whom Landlord grants the right to use the roof top of the Building. If Landlord delivers to Tenant written notice that Tenant is interfering with the rights of another person who is rightfully attempting to use the roof top of the Building, Tenant shall cause such interference to cease within five business days, or thereafter, Tenant shall be in default under this Lease. Tenant shall be responsible for the cost of repair of any damage to the roof top caused by the installation, maintenance or removal of Tenant’s telecommunications equipment, which repair work shall be performed by Landlord’s contractor in order to preserve Landlord’s roof warranty. At the end of the term of the Lease, Tenant shall remove Tenant’s telecommunications equipment from the Building.

        11.        Brokers.

                     11.1        Landlord and Tenant represent and warrant that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease other than Scheer Partners and that they know of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease.

                     11.2        Tenant represents and warrants that no broker or agent has made any representation or warranty relied upon by Tenant in Tenant’s decision to enter into this Lease other than as contained in this Lease.

                     11.3        Tenant acknowledges and agrees that the employment of brokers by Landlord is for the purpose of solicitation of offers of lease from prospective tenants and no authority is granted to any broker to furnish any representation (written or oral) or warranty from Landlord unless expressly contained within this Lease. Landlord in executing this Lease does so in reliance upon Tenant’s representations and warranties contained within Sections 11.1 and 11.2 herein.

        12.        Holding Over.

                     12.1        If, with Landlord’s express written consent, Tenant holds possession of all or any part of the Demised Premises after the Term, Tenant shall become a tenant from month-to-month upon the date of such expiration or earlier termination, and in such case Tenant shall continue to pay in accordance with Article 5 the Basic Annual Rent as adjusted from the Rent Commencement Date in accordance with Article 6, and Tenant’s Pro Rata Share of Operating Expenses, and such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein.

                     12.2        Notwithstanding the foregoing, if Tenant remains in possession of the Demised Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, Tenant shall become a tenant at sufferance upon the terms of this Lease except that the monthly Basic Annual Rent shall be equal to one hundred fifty percent (150%) of the Basic Annual Rent in effect during the last thirty (30) days of the Term.

                     12.3        Acceptance by Landlord of Rent after such expiration or earlier termination shall not result in a renewal or reinstatement of this Lease.

                     12.4        The foregoing provisions of this Article 12 are in addition to and do not affect Landlord’s right to re-entry or any other rights of Landlord hereunder or as otherwise provided by law.

                     12.5        If pursuant to the operation of Section 40.5 or the last sentence of Section 7.4 Tenant shall not be deemed to have fully vacated the Demised Premises, Tenant shall continue to pay in accordance with Article 5 the Basic Annual Rent as adjusted in accordance with Article 6 and Tenant’s Pro Rata Share of Operating Expenses until such time as Tenant shall have complied with its obligations pursuant to Section 40.5 or the last sentence of 7.4, as applicable.

        13.        Taxes on Tenant’s Property.

                     13.1        Tenant shall pay, prior to delinquency, any and all taxes levied against any personal property or trade fixtures placed by Tenant in or about the Demised Premises.

                     13.2        If any such taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property or, if the assessed valuation of the Building is increased by the inclusion therein of a value attributable to Tenant’s personal property or trade fixtures, and if Landlord after written notice to Tenant pays the taxes based upon such increase in the assessed valued, then Tenant shall within thirty (30) days following Tenant’s receipt of written demand by Landlord repay to Landlord the taxes so levied against Landlord (Landlord, however, agreeing to give Tenant written notice upon first learning of any such tax or other charge and Tenant reserving the right to contest same whether in the name of Landlord or Tenant).

        14.        Condition of Demised Premises.

                     14.1        Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of the Demised Premises or the Building or Project, or with respect to the suitability for the conduct of Tenant’s business. Except for Landlord Work, the Landlord Payment and the Allowance, Tenant agrees to take possession of the Demised Premises in its current “as-is” condition. Landlord shall deliver the Demised Premises to Tenant on the Delivery Date with all Building systems in proper working order.

                     14.2        Landlord agrees at Landlord’s sole cost to do the following as “Landlord’s Work”:

                                      (a)        Landlord shall install a sign similar to the sign at Tenant’s former address (22 Firstfield Road) at the drive-entrance from West Watkins Mill Road identifying the tenants in the Building.

                                      (b)        Landlord shall leave in place for Tenant’s use, and at no extra charge to Tenant, all furniture, fixtures, equipment and other things (collectively, the “Furniture”) which were in the Demised Premises as of August 26, 2004. Anything to the contrary contained herein notwithstanding, Tenant shall not be required to remove any of the Furniture from the Demised Premise at the expiration or other termination of the Term. Landlord makes absolutely no representation or warranty about the Furniture, all of which Tenant may use at Tenant’s sole risk. No part of the rent paid under this Lease is attributable to the use of such furniture fixtures and equipment. If Tenant no longer wants any of the Furniture, Tenant may so notify Landlord in writing, and if Landlord does not remove such Furniture within ten (10) business days, Tenant may dispose of such Furniture at Tenant’s cost.

                                      (c)        Landlord shall at no cost to Tenant program the data card reader in the elevator servicing the Demised Premises to restrict access from the elevator to the Demised Premises, and shall provide Tenant with access cards.

                                      (d)        Upon possession of space in the Building by other tenants, Landlord shall install the monitoring systems to verify compliance by tenants with the limitations imposed by Section 16.9 on the use of electrical power from the Generator.

        15.        Common Areas and Parking Facilities.

                     15.1        Tenant shall have the non-exclusive night, in common with other Building tenants, if any, to use the Common Areas, subject to the rules and regulations adopted by Landlord and attached hereto as Exhibit “B” together with such other reasonable and nondiscriminatory modifications thereof and additions thereto as are hereafter promulgated by Landlord in its reasonable discretion (the “Rules and Regulations”). Tenant shall observe and comply with the Rules and Regulations. In the event of any conflict or inconsistency between any Rule or Regulation and any other term or provision of this Lease, such other term or provision of this Lease shall control.

                     15.2        Tenant shall have the right to use twenty (20) of the parking spaces in the parking area of the Project designated for non-reserved parking, subject in each case to Landlord’s reasonable rules and regulations. Landlord may allocate parking spaces among Tenant and other tenants in the Project pro rata as described above if Landlord determines that such parking facilities are becoming crowded, but Tenant shall at all times be assured of at least twenty (20) spaces. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties, including other tenants of the Project. Landlord shall make a commercially reasonable effort to enforce all rules relating to parking at the Building on a non-discriminatory basis. Tenant shall use the parking area at its own risk, and Landlord shall have no liability to Tenant or Tenant’s employees or invitees for any damage to property or injury to persons occurring in or about the parking area of the Project.

                     15.3        Landlord reserves the right to modify Common Areas including the right to add or remove exterior and interior landscaping provided that the same shall not unreasonably interfere with Tenant’s use and enjoyment of the Demised Premises, of the Building and/or of the Project (including, but not limited to, the Common Areas) or reduce the amount of parking except by reason of any taking in eminent domain or similar governmental or quasi-governmental action.

        16.        Utilities and Services.

                     16.1        Tenant shall pay for all water (including the cost to service, repair and replace reverse osmosis, deionized and other treated water facilities serving only the Demised Premises), gas, heat, light, power, telephone and other utilities supplied to the Demised Premises, together with any fees, surcharges and taxes thereon. If any such utility is not separately metered to Tenant, Tenant shall pay a reasonable proportion to be determined by Landlord of all charges jointly metered with other premises as part of Tenant’s Pro Rata Share of Operating Expenses.

                     16.2        Landlord shall not be liable for nor shall any eviction of Tenant result from the failure to furnish any such utility or service whether or not such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, governmental regulation, moratorium or other governmental action, inability despite the exercise of reasonable diligence or by any other cause, including the negligence of Landlord. In the event of such failure, Tenant shall not be entitled to any abatement or reduction of Rent, nor be relieved from the operation of any covenant or agreement of this Lease. In the event that Landlord fails to make a repair that Landlord is obligated to make pursuant to the terms of this Lease and as a result Tenant is substantially interfered with or interrupted in conducting its business in the Demised Premises, or if such failure might adversely affect the health or safety of any animals being used in the Demised Premises or the integrity of any experiments or studies being conducted on any such animals, Tenant, at its sole cost and expense (unless such repair was an obligation of Landlord pursuant to Section 18.1 that was not includible as an Operating Expense, or unless such repair was a capital expenditure in excess of $75,000.00 that would have been amortized as an Operating Expense pursuant to Section 7.1(b), in either of which events Landlord shall reimburse Tenant in an amount equal to the reasonable costs paid by Tenant to make such repair promptly following a request by Tenant for reimbursement accompanied by copies of all invoices paid by Tenant), shall have the right to make such repair. In the event that Tenant makes any such repair Tenant shall give Landlord prompt notice of Tenant’s repair and Tenant shall deliver to Landlord copies of all invoices paid by Tenant to effect any such repair.

                      16.3        Tenant shall pay for, prior to delinquency, any utilities and services which may be furnished to the Demised Premises during the Term.

                      16.4        Tenant shall not, without the prior written consent of Landlord, use any device in the Demised Premises, including, but without limitation, data processing machines, which will in any way increase the amount of ventilation, air exchange, gas, steam, electricity or water beyond the existing capacity of the Building (as such capacity may be increased based upon improvements by Landlord or Tenant). Landlord acknowledges that Tenant shall be entitled to install an additional tunnel/cage washer in the Demised Premises.

                      16.5        Landlord shall make a commercially reasonable effort to require that other tenants of the Building do not make any unreasonable noise or vibrations which may unreasonably disturb Tenant’s use of the Demised Premises for the Permitted Use, provided, however, that Landlord shall not be liable to Tenant for damages for the failure of any other tenant to comply with the requirements of such tenant’s lease or with applicable laws.

                      16.6        Utilities and services which are separately metered to the Demised Premises shall be paid by Tenant directly to the supplier of such utility or service.

                      16.7        Intentionally omitted.

                      16.8        Subject in all cases to the terms of Section 16.2 hereof, Landlord reserves the right to stop service of the elevator, plumbing, ventilation, air conditioning and electric systems, when necessary, by reason of accident or emergency or for repairs, alterations or improvements, in the judgment of Landlord desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed, and Landlord shall further have no responsibility or liability for failure to supply elevator facilities, plumbing, ventilation, air conditioning or electric service, when prevented from doing so by strike or accident, or by laws, rules, order, ordinances, directions, regulations or requirements of any federal, state, country or municipal authority or failure to deliver gas, oil or other suitable fuel supply or inability by exercise of reasonable diligence to obtain gas, oil or other suitable fuel. It is expressly understood and agreed that any covenants on Landlord’s part to furnish any service pursuant to any of the terms, covenants, conditions, provisions or agreements of this Lease, or to perform any act or thing for the benefit of Tenant, shall not be deemed breached if Landlord is unable to finish or perform the same by virtue of a strike or labor trouble or any other cause whatsoever. The foregoing notwithstanding, Landlord shall use its best efforts to minimize any interference with Tenant’s use and enjoyment of the Demised Premises in connection with any action by Landlord under this Section 16.8 and, in particular, shall coordinate and schedule all such activities (except in case of emergency) with Tenant.

                      16.9        Landlord and Tenant acknowledge that there is an emergency power generator (the “Generator”) at the Building, which supports the heating, air conditioning and ventilation systems, the water pumps, and the fire detection, life and safety systems of the Building as of the Term Commencement Date (the “Building Systems”). Landlord shall contract with a third party contractor to maintain the Generator according to the manufacturer’s standard maintenance guidelines. Landlord may permit any tenant of the Building to draw electrical power from the Generator, provided that no tenant draws more electrical power from the Generator than the amount set forth in the following table (in addition to that power used to support Building Systems):

Basement lever (Demised Premises)	2 watts/rentable square foot
First Floor	1.2 watts/rentable square foot
Second Floor	1.8 watts/rentable square foot

        Tenant shall have the right to draw electrical power from the Generator in accordance with the foregoing table. Landlord shall be responsible for requiring that each tenant lease at the Building limit the right of the tenant under any such lease to draw electrical power from the Generator to the amounts set forth in the foregoing table. Landlord shall install and monitor systems to verify that no tenant of the Building draws from the Generator more electrical power than permitted according to the foregoing table. Landlord shall provide Tenant with reasonable access to such systems at all times so that Tenant may verify such compliance by other tenants of the Building. If Landlord has actual knowledge of any tenant’s failure to comply with the limitations on use of power from the Generator as set forth in the foregoing table, Landlord shall make a commercially reasonable effort to cause such tenant to comply. Landlord shall not be liable to Tenant for damages arising from the failure of the Generator to operate properly, or arising from any tenant in the Building drawing from the Generator more electrical power than such tenant is entitled to use, provided Landlord has exercised reasonable diligence in meeting its obligations under this Section 16.9. During any period of replacement, repair or maintenance of the Generator or when the Generator is not operational, including any delays due to the inability to obtain parts or replacement equipment, Landlord shall have no obligation to provide Tenant with an alternative back-up generator or generators or alternative sources of back-up power. Except in case of emergency, Landlord shall provide Tenant with reasonable prior notice of any planned period of shut-down for replacement, repair or maintenance of the Generator, and make a commercially reasonable effort to minimize any interference with Tenant’s use of the Premises in shutting down the Generator for replacement, repair or maintenance. Tenant shall have the right at Tenant’s sole cost to install its own temporary or permanent emergency generator solely for the use of Tenant (“Tenant’s Generator”), in a location selected by Landlord, and in accordance with such reasonable requirements as Landlord may impose on the installation of Tenant’s Generator. Upon the expiration or earlier termination of this Lease, Tenant may remove Tenant’s Generator as provided in Section 17.8.

        17.        Alterations.

                     17.1        Except as otherwise specifically provided herein, Tenant shall make no alterations, additions or improvements in or to the Demised Promises without Landlord’s prior written consent, which approval shall not be unreasonably withheld, conditioned or delayed (provided, however, that in the event any proposed alteration, addition or improvement (i) affects any structural portions of the Building including exterior walls, roof, foundation and core of the Building, (ii) affects the exterior of the Building or (iii) materially and adversely affects any Building systems, including elevator, plumbing, air conditioning, heating, electrical, security, life safety and power, then, except as otherwise specifically provided in this Lease, Landlord may withhold its consent with respect thereto in its sole and absolute discretion), and then only by architects, contractors, suppliers or mechanics reasonably approved by Landlord. In seeking Landlord’s approval, Tenant shall provide Landlord, at least five (5) business days in advance of any proposed construction, with plans, specifications, bid proposals, work contracts and such other information concerning the nature and cost of the alterations as may be reasonably requested by Landlord (to the extent the same exist). The foregoing notwithstanding, Tenant shall have the right without Landlord’s prior written consent or approval to make interior, non-structural alterations, additions and/or improvements not materially and adversely affecting the Building systems or the Common Areas and not, as to any particular project, exceeding $30,000.00 in hard costs; provided, however, that Tenant shall nevertheless furnish Landlord with prior written notice thereof in accordance with Section 17.5 below and with a copy of any preliminary plans and specifications, working drawings and final “as-built” drawings obtained therefor. In all events Tenant shall deliver to Landlord a copy of all documents, plans and drawings submitted to governmental authorities in connection with any alteration, addition or improvement.

                     17.2        Tenant agrees that there shall be no construction of partitions or other obstructions which might interfere with free access to mechanical installation or service facilities of the Building or interfere with the moving of Landlord’s equipment to or from the enclosures containing said installations or facilities. The foregoing shall not prohibit Tenant from constructing corridors or other internal security partitions closing off such areas from general public access, provided, however, that in such event Tenant shall ensure that Landlord is given a copy of all keys and the like needed for Landlord to have access to all Building mechanical systems and service facilities and provided, further, however, that in no event shall any such construction interfere with the moving of Landlord’s equipment to and from the subject enclosures.

                     17.3        Tenant agrees to use its best efforts to ensure that any work by Tenant shall be accomplished in such a manner as to permit any fire sprinkler system and fire water supply lines to remain fully operable at all times.

                     17.4        If at the time such work is to be performed Tenant is not the only tenant in the Building, all such work shall be done at such times and in such manner as Landlord may from time to time reasonably designate. Tenant covenants and agrees that all work done by Tenant shall be performed in full compliance with all laws, rules, orders, ordinances, directions, regulations, and requirements of all governmental agencies, offices, departments, bureaus and boards having jurisdiction, and in full compliance with the rules, orders, directions, regulations, and requirements of any applicable fire rating bureau. Tenant shall provide Landlord with copies of “as-built” plans, if obtained, showing any change in the Demised Premises. In all events Tenant shall deliver to Landlord a copy of all documents, plans and drawings submitted to governmental authorities in connection with any alteration, addition or improvement.

                      17.5        Before commencing any work, Tenant shall give Landlord prior written notice of the proposed commencement of such work and shall, if required by Landlord (in the event that the total projected hard costs of such work exceed $100,000,00), secure at Tenant’s own cost and expense a completion and lien indemnity bond (in industry standard form) for said work. Such notice shall be received by Landlord at least five (5) business days prior to the commencement of such work.

                      17.6        All alterations, attached equipment, decorations, fixtures, trade fixtures, additions and improvements, subject to Section 17.8, attached to or built into the Demised Premises, made by either of the parties, including (without limiting the generality of the foregoing) all floor and wall covering, built-in cabinet work and paneling, sinks and related plumbing fixtures, exterior venting fume hoods and non-modular walk-in-freezers and refrigerators, ductwork, conduits, electrical panels and circuits, shall, unless prior to such construction or installation, Landlord elects otherwise, become the property of Landlord upon the expiration or earlier termination of the term of this Lease, and shall remain upon and be surrendered with the Demised Premises as a part thereof.

                      17.7        Tenant shall repair any damage to the Demised Premises caused by Tenant’s removal of any property from the Demised Premises. During any such restoration period, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant.

                      17.8        Notwithstanding anything to the contrary set forth elsewhere in this Lease, (a) if any such item was not in the Premises as of the Delivery Date, and if no part of any such item was paid for in whole or in part from Landlord’s Contribution (as defined in Section 39), Tenant shall have the right to remove the following items: backdraft table, tunnel/cage washers in connection with animals maintained in the Demised Premises, modular chillers, modular walk-in freezers, modular refrigerators, emergency/uninterrupted power generators/systems (including related electrical panels and transfer switches), modular casework, countertops for modular casework, wireless LAN, audiovisual equipment not built into the Demised Premises, modular furniture and equipment, security systems not built into the Demised Premises and self-contained air conditioning units and /or fire suppression units not built into the Demised Premises; provided, however, that Tenant shall repair any damage caused by the removal thereof and (b) Tenant shall not have the right to remove piping, ductwork, exhaust vents, wiring, cabling, electrical panels or transfer switches (except as provided above), transformers, circuits, conduits, gas and vacuum distribution systems, specialized water systems (reverse osmosis and deionized), exterior exhausting fume hoods and air conditioners, non-modular casework and bench tops, built-in cabinets, wall and floor coverings, pumps, Building boilers, airhandlers, steam coils, heat exchangers, non-modular chillers, waste disposal systems, steam generators, light fixtures, life and safety systems (i.e., fire alarms, eye wash stations and fire sprinklers), drop ceiling structure and tiles, sinks and hot water heaters. In any event Tenant shall not be permitted to remove (i) any part of the Building’s basic operating systems (as distinguished from specialized laboratory items permitted to be removed pursuant to clause (a) above), (ii) anything purchased or paid for by Landlord directly or through the payment by Landlord to Tenant of any construction or improvement allowance, or (iii) anything that could result in significant damage to the Building. If Tenant shall fail to remove all of its effects from the Demised Premises prior to termination of this Lease, then Landlord may, at its option, remove the same in any manner that Landlord shall choose, and store said effects without liability to Tenant for loss thereof or damage thereto, and Tenant agrees to pay Landlord upon demand any expenses incurred for such removal and storage or Landlord may, at its option, without notice, sell said property or any of the same, at private sale and without legal process, for such price as Landlord may obtain and apply the proceeds of such sale against any amounts due under this Lease from Tenant to Landlord and against any expenses incident to the removal, storage and sale of said personal property.

                      17.9        Notwithstanding any other provision of this Article 17 to the contrary, in no event may Tenant remove any improvement from the Demised Premises as to which Landlord contributed payment, including, without limitation, the Tenant Improvements made pursuant to Section 39 of this Lease, without Landlord’s prior written consent, which may be withheld in Landlord’s sole discretion.

                      17.10       Tenant shall pay to Landlord an amount equal to five percent (5%) of the cost to Tenant of all changes installed by Tenant or its contractors or agents to cover Landlord’s overhead and expenses for plan review, coordination, scheduling and supervision thereof.

                      17.11       Tenant shall be permitted to install, at its sole cost, a telephone in the loading dock area of the Building so that arrivals can so notify Tenant.

        18.         Repairs and Maintenance.

                      18.1        Landlord shall repair and maintain the structural and exterior portions and Common Areas of the Building (including water tightness thereof) and Project, including, without limitations, roofing and covering materials, foundations, exterior walls, the plumbing, fire sprinkler system (if any), heating, ventilating, air conditioning, elevator, and electrical systems thereof (and the full cost thereof shall be included as a part of Operating Expenses as provided in Article 7), unless such maintenance or repairs are required in whole or in part because of any act, neglect, fault of or omissions of any duty by Tenant, its agents, servants, employees or invitees, in which case Tenant shall pay to Landlord the cost of such maintenance and repairs. Notwithstanding anything to the contrary set forth elsewhere in this Lease, Landlord, at its sole cost and expense and not as an Operating Expense, shall be responsible for maintaining the structural integrity of the roof, the exterior walls and the floor slabs of the Building. In the event that Tenant desires to independently arrange for certain services otherwise furnished by Landlord (other than landscaping), Tenant shall give notice to Landlord of such desire and, subject to Landlord’s approval, which approval shall not be unreasonably withheld, Tenant may make such arrangements in which event Tenant shall pay the entire cost therefor directly to the provider thereof and no costs associated with any such service shall be included in Operating Expenses. In the event Landlord approves of any such arrangement, Landlord reserves the right to monitor the work or services provided by any such provider. Upon request by Landlord in the event that Landlord is dissatisfied with a provider or with the work or services provided, Tenant shall terminate any such arrangements provided that Tenant shall have no less than forty five (45) days following receipt of Landlord’s request to effect such termination. In addition, upon request by Landlord Tenant shall promptly furnish to Landlord copies of all documents, contracts, work orders and other instruments executed in connection with any such arrangement.

                      18.2        Except for services of Landlord, if any, required by this Lease, Tenant shall at Tenant’s sole cost and expense keep the Demised Premises and every part thereof in good condition and repair, damage thereto from ordinary wear and tear excepted. Tenant shall, upon the expiration or sooner termination of the Term, surrender the Demised Premises to Landlord in as good condition as when received, ordinary wear and tear and damage by casualty excepted. Except as otherwise specifically provided herein, Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Demised Premises or any part thereof. By way of example and not limitation, Tenant shall be fully responsible, at Tenant’s cost, for the maintenance of the vivarium, the computer for the vivarium, any autoclave, cage washer, and specialty water systems.

                      18.3        Except as provided in Section 16.2, Landlord shall not be liable for any failure to make any repairs or to perform any maintenance which is an obligation of Landlord unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. Tenant waives the rights under any law, statute or ordinance now or hereafter in effect to make repairs at Landlord’s expense, Tenant’s rights being only as set forth in this Lease.

                      18.4        Repairs under this Article 18 which are obligations of Landlord are subject to allocation among Tenant and other tenants as Operating Expenses.

                      18.5        This Article 18 relates to repairs and maintenance arising in ordinary course of operation of the Building, the Project and any related facilities. In the event of fire, earthquake, flood, vandalism, war, or similar cause of damage or destruction, this Article 18 shall not be applicable and the provisions of Article 22 entitled “Damage or Destruction” shall apply and control.

        19.         Liens.

                      19.1        Subject to the immediately succeeding sentence, Tenant shall keep the Demised Premises, the Building and the real property upon which the Building is situated free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Tenant further covenants and agrees that any mechanic’s lien filed against the Demised Premises or against the Building for work claimed to have been done for, or materials claimed to have been furnished to Tenant, will (unless filed as a result of Landlord’s failure to fund the cost therefor when such cost is required by this Lease to be borne by Landlord) be discharged by Tenant, by bond or otherwise, within ten (10) days after the filing thereof, at the sole cost and expense of Tenant.

                      19.2        Should Tenant fail to discharge any lien of the nature described in Section 19.1 when required thereby, Landlord may at Landlord’s election pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title and the cost thereof shall be due from Tenant as Additional Rent, within thirty (30) days following Tenant’s receipt of written demand therefor by Landlord.

                      19.3        In the event Tenant shall lease or finance the acquisition of office equipment, furnishings, or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code Financing Statement executed by Tenant will upon its face or by exhibit thereto indicate that such Financing Statement is applicable only to removable personal property of Tenant and to property removable by Tenant pursuant to Section 17.8 hereof. In no event shall the address of the Building be furnished on the statement without qualifying language as to applicability of the lien only to such removable personal property. Should any holder of a Financing Statement executed by Tenant record or place of record a Financing Statement which appears to constitute a lien against any interest of Landlord, Tenant shall within ten (10) days after filing such Financing Statement cause (i) a copy of the Security Agreement or other documents to which Financing Statement pertains to be furnished to Landlord to facilitate Landlord’s being in a position to show such lien is not applicable to Landlord’s interest and (ii) its lender to amend documents of record so as to clarify that such lien is not applicable to any interest of Landlord in the Building or Project. Landlord agrees to execute customary and reasonable subordinations and/or waivers of any landlord or similar lien with respect to any equipment, furnishings and/or other property financed by Tenant in accordance with this Section 19.3.

        20.         Indemnification and Exculpation.

                      20.1        Tenant agrees to indemnify, defend and save Landlord harmless from and against any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses incurred in investigating or resisting the same (including, without limitation, reasonable attorneys’ fees, charges and disbursements), for injury or death to person or injury to property occurring within or about the Demised Premises, arising directly or indirectly out of Tenant’s, its employees’, agents’ or guests’ use or occupancy of the Demised Premises or a breach or default by Tenant in the performance of any of its obligations hereunder, unless caused solely by the willful act or gross negligence of the Landlord.

                      20.2        Notwithstanding any provision of Section 20.1 to the contrary, Landlord shall not be liable to Tenant and Tenant assumes all risk of damage to personal property or scientific research, including loss of records kept within the Demised Premises. Tenant further waives any claim for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property including any loss of records.

                      20.3        Landlord shall not be liable for any damages arising from any act, omission or neglect of any other tenant in the Building or Project or of any other third party other than any agent, employee or contractor of Landlord.

                      20.4        Security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts and it is agreed that Landlord shall not be liable for injuries or losses caused by criminal acts of third parties and the risk that any security device or service may malfunction or otherwise be circumvented by a criminal is assumed by Tenant. Tenant shall at Tenant’s cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts.

        21.         Insurance - Waiver of Subrogation.

                      21.1        Landlord, as part of Operating Expenses, shall carry insurance upon the Building, in an amount equal to full replacement cost (exclusive of the costs of excavation, foundations, and footings, and without reference to depreciation taken by Landlord upon its books or tax returns) or such lesser coverage as Landlord may elect provided such coverage is not less than ninety-five percent (95%) of such full replacement cost, providing protection against any peril generally included within the classification “Fire and Extended Coverage” together with insurance against sprinkler damage (if applicable), vandalism and malicious mischief. Landlord, subject to availability thereof and, as part of Operating Expenses, shall further insure as Landlord deems appropriate coverage against flood, environmental hazard and earthquake, loss or failure of building equipment, rental loss during the period of repair or rebuild, workmen’s compensation insurance and fidelity bonds for employees employed to perform services. Landlord’s deductible may be as Landlord shall determine, provided, however, that in no event shall such deductible exceed $50,000.00. Landlord’s insurance obligation includes any alterations, additions or improvements made by Tenant to the Demised Premises and which, pursuant to the terms of this Lease, become the property of Landlord.

                      21.2        Landlord, as part of Operating Expenses, shall further carry commercial general liability insurance with combined single limit of not less than Two Million Dollars ($2,000,000.00) for death or bodily injury, or property damage with respect to the Project.

                      21.3        Tenant at its own cost shall procure and continue in effect from the Term Commencement Date or the date of occupancy, whichever first occurs, and continuing throughout the term of this Lease (and occupancy by Tenant, if any, after termination of this Lease) commercial general liability insurance with limits of not less than Two Million Dollars ($2,000,000.00) per occurrence for death or bodily injury and not less than One Million Dollars ($1,000,000.00) for property damage with respect to the Demised Property.

                      21.4        The aforesaid insurance required of Tenant shall name Landlord as an additional insured. Said insurance shall be with companies having a rating of not less than policyholder rating of A and financial category rating of at least Class XII in “Best’s Insurance Guide.” Tenant shall obtain for Landlord from the insurance companies or cause the insurance companies to furnish certificates of coverage to Landlord. No such policy shall be cancelable or subject to reduction of coverage or other modification or cancellation except after thirty (30) days’ prior written notice to Landlord from the insurer (or ten (10) days’ prior notice for nonpayment of premiums). All such policies shall be written as primary policies, not contributing with and not in excess of the coverage which Landlord may carry. Tenant’s policy may be a “blanket policy” which specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy. Tenant shall prior to the expiration of such policies, furnish Landlord with renewals or binders. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant’s behalf and at its cost to be paid as Additional Rent.

                      21.5        Tenant at Tenant’s cost shall carry such insurance as Tenant desires for Tenant’s protection with respect to personal property of Tenant or business interruption.

                      21.6        In each instance where insurance is to name Landlord as additional insured, Tenant shall upon written request of Landlord also designate and furnish certificates so evidencing Landlord as additional insured to any of the following persons of whose identity Landlord has given Tenant written notice: (i) any lender of Landlord holding a security interest in the Building or real property upon which the Building is situated, and/or (ii) the landlord under any lease wherein Landlord is tenant of the real property whereupon the Building is located if the interest of Landlord is or shall become that of a tenant under a ground lease rather than that of a fee owner, and/or (iii) any management company retained by Landlord to manage the Project.

                      21.7        Landlord and Tenant each hereby waive any and all rights of recovery against the other or against the officers, directors, employees, agents, and representatives of the other, on account of loss or damage occasioned to such waiving party or its property or the property of others under its control to the extent that such loss or damage is insured against under any fire and extended coverage insurance policy which either may have in force at the time of such loss or damage or which such party was required to maintain hereunder.

                      21.8        Landlord may require insurance policy limits to be raised to conform with requirements of Landlord’s lender and/or to bring coverage limits to levels then being required of new tenants within the Project.

                      21.9        Landlord agrees that in addition to the insurance specified above for Landlord and Tenant to maintain, Tenant may elect to maintain property insurance with respect to the replacement cost of alterations, improvements and/or additions made and paid for by Tenant and, in such event, Landlord shall cooperate with Tenant in securing any endorsements to Landlord’s insurance policies confirming that such Tenant maintained insurance is secondary, not primary, to the insurance maintained by Landlord for Landlord and may be used for the construction of replacement alterations, improvements and/or additions at locations other than the Demised Premises.

        22.         Damage or Destruction.

                      22.1        In the event of a partial destruction of the Building (wherein the Demised Premises are located) by fire or other perils covered by property and casualty insurance and if the damage thereto is such that the Building may be repaired, reconstructed or restored within a period of one hundred eighty (180) days from the date of the happening of such casualty and Landlord will receive insurance proceeds sufficient to cover the cost of such repairs (except for any permitted deductible amount provided by Landlord’s policy, which permitted deductible amount if paid by Landlord shall be an Operating Expense), Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration and this Lease shall continue in full force and effect.

                      22.2        In the event of any damage to or destruction of the Building wherein the Demised Premises are located, other than as provided in Section 22.1, Landlord may elect to repair, reconstruct and restore the Building, in which case this Lease shall continue in full force and effect. If Landlord elects not to repair then this Lease shall terminate as of date of destruction.

                      22.3        Landlord shall give written notice to Tenant of its election not to repair, reconstruct or restore the Building or Project within the sixty (60) day period following the date of damage or destruction.

                      22.4        Upon any termination of this Lease under any of the provisions of this Article, the parties shall be released thereby without further obligation to the other from the date possession of the Demised Premises is surrendered to the Landlord except for outstanding indemnity and other obligations which survive termination of this Lease.

                      22.5        In the event of fire or other casualty under this Section 22, the rental provided to be paid under this Lease shall be abated proportionately based on the extent to which Tenant’s use of the Demised Premises is impaired during the period of such repair, reconstruction or restoration, except to the extent Landlord provides Tenant with other space during the period of repair, which in Tenant’s reasonable opinion is suitable for the temporary conduct of Tenant’s business.

                      22.6        Notwithstanding anything to the contrary contained in this Article, should Landlord be delayed or prevented from completing the repair or restoration of the damage to the Demised Premises after the occurrence of such damage or destruction by reason of acts of God or war, governmental restrictions, inability to procure the necessary labor or materials, strikes, or other causes beyond the control of Landlord, the time for Landlord to commence or complete repairs shall be extended, provided, at the election of Landlord, Landlord shall be relieved of its obligation to make such repairs or restorations and Tenant shall be released from its obligation under this Lease as of the end of two hundred forty (240) days from date of destruction, if repairs required to provide Tenant use of the Demised Premises are not then substantially complete.

                      22.7        If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall be obligated to make repairs or restoration to the entire Demised Premises, Building and Project, including all alterations, additions and improvements made thereto by Tenant which, pursuant to the terms of this Lease, become the property of Landlord and with respect to which Landlord had received prior written notice and plans therefor.

                      22.8        Notwithstanding anything to the contrary contained in this Article, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Demised Premises when the damage resulting from any casualty covered under this Article occurs during the last twelve (12) months of the term of this Lease or any extension hereof, or to the extent that insurance proceeds are not available therefor.

                      22.9        Notwithstanding anything to the contrary set forth elsewhere in this Lease, in the event that Landlord shall not have substantially completed the restoration required to be performed by Landlord within two hundred ten (210) days following the date of the casualty, Tenant shall have the right, at its election, to terminate this Lease by giving written notice to Landlord prior to the date that is two hundred forty (240) days following the date of the casualty. In the event that Tenant so elects, this Lease shall terminate on the date that is two hundred seventy (270) days following the date of the casualty unless the restoration has been substantially completed (including the issuance of a use and occupancy permit) on or prior to such two hundred seventieth (270th) day.

        23.         Eminent Domain.

                      23.1        In the event the whole of the Demised Premises, or such part thereof and/or of the Building as shall substantially interfere with the Tenant’s use and occupancy thereof, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to said authority.

                      23.2        In the event of a partial taking of the Building, the Project or of drives, walkways, and parking areas serving the Building for any public or quasi-public purpose by any lawful power or authority by exercise of right of appropriation, condemnation, or eminent domain, or sold to prevent such taking then without regard as to whether any portion of the Demised Premises occupied by Tenant was so taken, Landlord may elect to terminate this Lease as of such taking if such taking is, in the reasonable opinion of Landlord, of a material nature such as to make it uneconomical to continue use of the unappropriated portion for purposes of office rentals or laboratory space.

                      23.3        Tenant shall be entitled to any award which is specifically awarded as compensation for the taking of Tenant’s personal property, which was installed at Tenant’s expense and for costs of Tenant moving to a new location. Except as before set forth, any award for such taking shall belong to Landlord.

                      23.4        If upon any taking of the nature described in this Article 23 this Lease continues in effect, Landlord shall promptly proceed to restore the Demised Premises, Building, and Project to substantially their same condition prior to such partial taking to the extent such restoration is feasible, as determined by Landlord in its sole discretion. The Rent shall be abated proportionately based upon the extent to which Tenant’s use of the Demised Premises has decreased on the basis of the percentage of the rental value of the Demised Premises after such taking and the rental value of the Demised Promises prior to such taking.

        24.         Tenant’s Default and Landlord’s Remedies.

                      24.1        An event of default (“Event of Default”) shall exist under this Lease if:

                                     (a)        Tenant fails to pay any rent or any other charges due and payable by Tenant under this Lease when due and such failure continues for more than five (5) days following Tenant’s receipt of written notice thereof from Landlord (provided, however, that no such notice shall be required in the event that Landlord has given two (2) such notices to Tenant within the preceding 365 days);

                                     (b)        Tenant’s estate created by this Lease is taken by execution or other legal process;

                                     (c)         Tenant is adjudicated bankrupt or insolvent according to law; or any assignment is made of the property of Tenant for the benefit of creditors; or a receiver, guardian, conservator, trustee in voluntary bankruptcy or other similar officer is appointed to take charge of all or any substantial part of Tenant’s property by a court of competent jurisdiction; or a petition is filed for the reorganization of Tenant or any guarantor of Tenant’s obligations hereunder under any provisions of the Bankruptcy Act now or hereafter enacted, and such proceeding is not dismissed within 60 days after it is begun; or Tenant files a petition for reorganization, or for arrangements under any provisions of the Bankruptcy Act now or hereafter enacted and providing a plan for a debtor to settle, satisfy or extend the time for the payment of debts; or

                                     (d)        Tenant fails to perform or observe any of its other obligations under this Lease within thirty (30) days after written notice from Landlord to Tenant specifying the failure, provided, however, if such obligation(s) cannot reasonably be performed or observed within said thirty (30) day period, Tenant shall not be in default so long as Tenant has commenced curative action and is continuously and diligently prosecuting such curative action to completion and same is capable of completion within ninety (90) days.

                     24.2        If an Event of Default shall exist hereunder, in addition to any and all other rights or remedies of Landlord in this Lease or at law or in equity, Landlord may do any or all of the following, without further notice or demand to Tenant or any other person:

                                     24.2.1         Termination - Landlord may declare the Lease Term ended (even after it has relet the Demised Premises without terminating this Lease) and may re-enter and retake possession of the Demised Premises and remove all persons and property from the Demised Premises. If Landlord terminates this Lease under this Section 24.2.1., Tenant shall pay to Landlord, in addition to any other amounts Tenant is obligated to pay to Landlord under this Lease:

                                                         (a)         Any unpaid Rent, including interest at the Default Rate, that is due when this Lease is terminated; plus

                                                         (b)        Any other amount necessary to compensate Landlord for its damages connected with Tenant’s failure to perform its obligations under this Lease, such as costs to re-enter and retake possession of the Demised Premises and remove all persons and property from the Demised Premises, to alter, repair, and decorate the Demised Premises, and reasonable attorneys’ fees, advertising, and other reletting costs; plus

                                                         (c)        The net present value (discounted at the then Wall Street Journal “prime” or similar rate) of the difference between (x) the Basic Annual Rent which would thereafter had remained to be paid under this Lease had such termination not occurred and (y) the fair rental value of the Demised Premises for the period following such termination and through the date upon which the Term was otherwise, in the absence of such termination, most recently scheduled to expire.

        Nothing in this Lease shall limit Landlord’s right to recover as damages in any bankruptcy, insolvency, receivership, reorganization or arrangement proceeding the maximum allowed by the law then governing such proceedings, even if that amount is greater than the amount Landlord may recover under this Lease.

                                       24.2.2         Rent Suit without Re-entry/Termination - Landlord may sue to collect Rent (as it accrues under this Lease) and damages (including reasonable attorneys’ fees and the cost to renovate the Demised Premises) without retaking possession of the Demised Premises or terminating this Lease.

                                       24.2.3         Re-entry without Termination - Landlord may reenter and retake possession of the Demised Premises from Tenant by summary proceedings or otherwise and remove Tenant and any other occupants from the Demised Premises in such a manner as Landlord deems advisable with legal process. Landlord also may remove from the Demised Premises all or any of the personal property in the Demised Premises and may place it in storage at a public warehouse at the expense and risk of the owner or owners thereof. “Re-enter” or “re-entry” as used in this Lease are not restricted to their technical meaning but are used in their broadest sense. Neither Landlord’s commencement and prosecution of any action in unlawful detainer, ejectment or otherwise, nor Landlord’s execution of any judgment or decree obtained in any action to recover possession of the Demised Premises, nor any action to recover possession of the Demised Premises, nor any other re-entry and removal, shall terminate this Lease (even if the re-entry is done under summary proceedings or otherwise) or discharge Tenant from any obligation under this Lease. In any of such events, Tenant shall continue to be liable to pay Rent and to perform all of its other obligations under this Lease, and Tenant shall pay to Landlord all monthly deficits in Rent, after any such re-entry, in monthly installments as the amounts of such deficits from time to time are ascertained. If Landlord retakes possession, Landlord may relet parts or all of the Demised Premises for terms greater or less than or equal to the unexpired part of the Lease Term on such terms and conditions and for such rent as the Landlord deems proper. Landlord shall apply the rent from such reletting (if and when received): first, to pay any indebtedness other than Rent due under this Lease from Tenant to Landlord; second, to pay any cost to relet (including costs to alter, repair or decorate the Demised Premises as Landlord deems advisable); third, to pay Rent due and unpaid under this Lease; and the residue, if any, to be held by Landlord and applied to pay future Rent as it becomes due. If the Rent received from reletting, after being applied as required in this Section 24.2.3, is not enough to pay the Rent under this Lease, then Tenant shall have no right to any excess. Tenant also shall pay to Landlord, as soon as ascertained, any costs to relet, alter, and repair not covered by the Rent received from reletting, including brokerage commissions and reasonable attorneys’ fees. Nothing in this Lease shall obligate Landlord to relet all or any part of the Demised Premises.

                                       24.2.4         Landlord’s Right to Cure Tenant’s Default.

        If an Event of Default shall exist hereunder, Landlord may perform any action required of Tenant under the Lease, and Tenant shall pay Landlord, within thirty (30) days following Tenant’s receipt of written demand by Landlord all of Landlord’s expenses (including, without limitation, reasonable attorneys’ fees) to perform the action.

                                       24.2.5         Landlord’s and Tenant’s Costs.

        In the event that either party shall default hereunder and such default shall result in the commencement of legal or other proceedings in respect thereof, then the prevailing party in any such proceeding shall be entitled to such reasonable attorneys’ fees and expenses as the Court in such proceeding may award it pursuant hereto.

                                       24.2.6         Counterclaim.

        If Landlord files suit for non-payment of Rent or other amounts due under this Lease, Tenant will not interpose any non-compulsory counterclaim except in a separate action brought by Tenant. The covenants to pay Rent and other amounts hereunder are independent covenants, and Tenant shall have no right to hold back, offset or fail to pay any such amounts for default by Landlord or any other reason whatsoever.

                                       24.2.7        Waiver of Rights of Redemption.

        To the extent permitted by law, Tenant waives any and all rights of redemption granted by or under any present or future laws if Tenant is evicted or dispossessed for any cause, or if Landlord obtains possession of the Demised Premises due to Tenant’s default hereunder or otherwise.

                                      24.2.8         Waiver of Trial by Jury.

        Landlord and Tenant waive all rights to a trial by jury in any action, counterclaim, or proceeding based upon, or related to, the subject matter of this Lease. This waiver applies to all claims against all parties to such actions and proceedings, including parties who are not parties to this Lease. This waiver is knowingly, intentionally, and voluntarily made by each party and each party acknowledges that neither the other party nor any person acting on behalf of the other party, has made any representations to induce this waiver of trial by jury or in any way to modify or nullify its effect. Each party further acknowledges that it has been represented (or has had the opportunity to be represented) in the signing of this Lease and in the making of this waiver by independent legal counsel, selected of its own freewill and that it has had the opportunity to discuss this waiver with counsel. Each party further acknowledges that it has read and understands the meaning and ramifications of this waiver provision.

                       24.3        Landlord shall have the right to terminate this Lease, without penalty or charge to Landlord or Tenant, in the event that the Demised Premises remains vacant for more than one hundred twenty (120) days (other than if such vacancy is in connection with an alteration, renovation, addition, repair or improvement thereto).

         25.         Assignment or Subletting.

                       25.1        Except as hereinafter provided, Tenant shall not, either voluntarily or by operation of law, directly or indirectly, sell, hypothecate, assign, pledge, encumber or otherwise transfer this Lease, or sublet the Demised Premises or any part hereof, or permit or suffer the Demised Premises or any part thereof to be used or occupied as work space, storage space, mailing privileges, concession or otherwise by anyone other than Tenant or Tenant’s employees, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld, conditioned or delayed. Landlord shall be deemed to have acted reasonably in withholding its consent if, inter alia, the proposed use of the Demised Premises by the proposed assignee or subtenant is substantially more hazardous and burdensome than the Permitted Use (or, if more burdensome, than the present use by Tenant and/or any affiliate thereof in other locations leased by Tenant or any affiliate of Tenant from Landlord or any affiliate of Landlord) or if the net worth of the proposed assignee or subtenant (in the case of a proposed sublease covering more than fifty percent (50%) of the Demised Premises) is less than Three Million Dollars ($3,000,000).

                       25.2         If Tenant is a corporation, the shares of which are not traded upon a stock exchange or in the over-the-counter market, a transfer or series of transfers whereby fifty (50%) or more of the issued and outstanding shares of such corporation are or the voting control is transferred (but excepting transfers upon deaths of individual shareholders) from a person or persons or entity or entities (or affiliates thereof) which were owners or warrant holders thereof (or affiliates of such owners or warrant holders) at the time of execution of this Lease to persons or entities who were not owners of shares or holders of warrants of the corporation (or affiliates of such owners or warrant holders) at the time of execution of this Lease (or to any persons or entities who are not then affiliates of any such original owners, holders or other affiliates) shall be deemed an assignment of this Lease requiring the consent of Landlord as provided in Section 25.1 above. The foregoing shall not apply to transfers among stockholders existing at the time of such transfer, nor to transfers from any such holders to affiliates, family members, spouses or employees thereof, nor to any transfer pursuant to which all or a substantial amount of the transferred shares are intended to be transferred or thereafter traded on a public exchange (including in the so-called over-the-counter market).

                       25.3         If Tenant desires to assign this Lease to any entity into which Tenant is merged, with which Tenant is consolidated, or which acquires all or substantially all of the assets of Tenant, provided that the assignee first executes, acknowledge and delivers to Landlord an agreement whereby the assignee agrees to be bound by all of the covenants and agreements in this Lease and that the assignee shall have a net worth (determined in accordance with generally accepted accounting principles consistently applied) immediately after such assignment which is at least equal to Three Million Dollars ($3,000,000) (as so determined), then Landlord, upon receipt of proof of foregoing, will consent to the assignment. The provisions of Sections 25.4, 25.5, 25.6 and 25.10 shall not be applicable to assignments of this Lease pursuant to this Section 25.3.

                       25.4         In the event Tenant desires to assign, sublease, hypothecate or otherwise transfer this Lease or sublet the Demised Premises, then at least fifteen (15) business days, but not more than ninety (90) days, prior to the date when Tenant desires the assignment or sublease to be effective (the “Assignment Date”), Tenant shall give Landlord a notice (the “Assignment Notice”) containing information (including references) concerning the character of the proposed assignee or sublessee, the Assignment Date, any ownership or commercial relationship between Tenant and the proposed assignee or sublessee, and the consideration and all other material terms and conditions of the proposed assignment or sublease, all in such detail as Landlord shall reasonably require. Landlord may, by giving written notice to Tenant within 15 business days after receipt of the Assignment Notice: (i) grant or refuse such consent in its reasonable discretion as provided in Sections 25.1 and 25.5 (provided that Landlord shall further have the right to review and approve or disapprove the proposed form of sublease or assignment prior to the effective date of any such subletting or assignment), or (ii) terminate this Lease in accordance with Section 25.10 with respect to the space described in the Assignment Notice as of the Assignment Date. Tenant shall also reimburse Landlord for any, reasonable attorneys fees and other costs or overhead expenses incurred by Landlord (not to exceed $2,000.00 for any one request) in reviewing Tenant’s request for such assignment.

                       25.5         Landlord in making its determination as to whether consent should be given to a proposed assignment or sublease, may give consideration to the financial strength of the proposed subtenant (in the case of a proposed sublease covering more than fifty percent (50%) of the Demised Premises) or assignee (notwithstanding Tenant remaining liable for Tenant’s performance), any change in use which such subtenant or assignee proposes to make in use of Demised Premises and any desire of Landlord to exercise any rights under Section 25.10 to terminate this Lease. In no event shall Landlord be deemed to be unreasonable for declining to consent to a transfer to a subtenant or assignee of poor reputation, lacking financial qualifications (in the case of a proposed sublease, only if the proposed sublease covers more than fifty percent (50%) of the Demised Premises), or seeking change in use, subject to Section 10.1 hereby, which would reduce the number of square feet of the Demised Premises used for laboratories (including vivarium rooms) below the level as of the Delivery Date.

                       25.6        As conditions precedent to Landlord considering a request by Tenant to Tenant’s transfer of rights or sharing of the Demised Premises, Landlord may require any or all of the following:

                                      (a)         Tenant shall remain fully liable under this Lease during the unexpired Term;

                                      (b)         Tenant shall provide Landlord with evidence concerning the relevant business experience, financial responsibility and status of the third party concerned;

                                      (c)         Tenant shall reimburse Landlord for Landlord’s reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees, charges and disbursements (not to exceed $2,000.00 for any one request) incurred in connection with the review, processing, documentation and approval or disapproval of such request;

                                      (d)         If Tenant’s transfer of rights or sharing of the Demised Premises results in the receipt by, on behalf or on account of Tenant of any consideration of any kind whatsoever (including, but not by way of limitation, a premium rental for a sublease or lump sum payment for an assignment) in excess of the rental and other charges due Landlord under this Lease, Tenant shall pay fifty percent (50%) of said excess to Landlord (after deduction from such excess all costs and expenses incurred by Tenant in connection with any assignment or sublease, including, without limitation, alterations, concessions, commissions, advertising and legal fees). If said consideration consists of cash paid to Tenant said payment to Landlord shall be made upon receipt by Tenant of said cash payment;

                                      (e)         Written agreement from any third party concerned that in the event Landlord gives such third party notice that an Event of Default has occurred under this Lease, such third party shall thereafter make all payments otherwise due Tenant directly to Landlord for so long as such Event of Default remains uncured, which payments will be received by Landlord without any liability on Landlord except to credit such payment against those due under the Lease, and any such third party shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however that in no event shall Landlord or its successors or assigns be obligated to accept such attornment;

                                      (f)         Any such transfer and consent shall be effected on forms reasonably satisfactory to Landlord and Tenant as to form and substance;

                                      (g)         No Event of Default shall exist hereunder in any respect;

                                      (h)         Landlord shall not be bound by any provision of any agreement pertaining to Tenant’s transfer of rights or sharing of the Demised Premises;

                                      (i)         Tenant shall deliver to Landlord one executed copy of any and all written instruments evidencing or relating to Tenant’s transfer of rights or sharing of the Demised Premises; and

                                      (j)         A list of Hazardous Material (as defined in Section 40.6 below), certified by the proposed sublessee to be true and correct, which the proposed sublessee intends to use or store in the Demised Premises. Additionally, Tenant shall deliver to Landlord, on or before the date any proposed sublessee takes occupancy of the Demised Premises, all of the items relating to Hazardous Materials of such proposed sublessee as described in Section 40.1.1 below.

                       25.7         Any sale, assignment, hypothecation or transfer of this Lease or subletting of the Demised Premises that is not in compliance with the provisions of this Article 25 shall constitute an Event of Default if any such non-complying sale, assignment, hypothecation or transfer is not rescinded within ten (10) days after Tenant’s receipt of notice from Landlord.

                       25.8         The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignees of this Lease or sublessee of the Demised Premises from obtaining the consent of Landlord to any further assignment or subletting nor shall it release Tenant or any assignee or sublessee of Tenant from full and primary liability under the Lease.

                       25.9         Notwithstanding any subletting or assignment, Tenant shall remain fully and primarily liable for the payment of all Rent and other sums due, or to become due hereunder, and for the full performance of all other terms, conditions, and covenants to be kept and performed by Tenant. The acceptance of Rent or any other sum due hereunder, or the acceptance of performance of any other term, covenant, or condition thereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting, assignment or other transfer of the Demised Premises.

                      25.10        If Tenant delivers to Landlord an Assignment Notice indicating a desire to assign this Lease to a transferee pursuant to a transaction requiring Landlord’s consent hereunder, then Landlord shall have the option, exercisable by giving notice to Tenant at any time within fifteen (15) business days after Landlord’s receipt of the Assignment Notice, to terminate this Lease as of the date specified in the Assignment Notice as the Assignment Date. If Landlord exercises such option, then Tenant shall have the right to withdraw such Assignment Notice by delivery to Landlord written notice of such election within five (5) days after Landlord’s delivery of notice electing to exercise such option to terminate. In the event Tenant withdraws the Assignment Notice as hereinabove provided, this Lease shall continue in full force and effect as if such Assignment Notice had never been given. In the event Tenant does not so withdraw the Assignment Notice as hereinabove provided, this Lease, and the term and estate herein granted, shall terminate as of the Assignment Date. No failure of Landlord to exercise any such option to terminate this Lease shall be deemed to be Landlord’s consent to the proposed assignment, sublease or other transfer.

                     25.11        None of the terms of this Section 25 shall apply to any sublease between Tenant and any affiliate or subsidiary of Tenant nor to any arrangements (whether designated subleases, licenses or otherwise), other than assignments, between Tenant and any person with whom Tenant or any affiliate or subsidiary of Tenant has any scientific collaboration, joint venture, licensing arrangement or other similar relationship. In addition, Tenant shall have the right to assign this Lease to a subsidiary or affiliate of Tenant provided that Tenant shall unconditionally guaranty all obligations of such assignee.

                     25.12        Any consent, approval or other action required of Landlord under this Article 25 and not received by Tenant within fifteen (15) business days following Tenant’s written request therefor shall be deemed granted and/or waived as the case may be in accordance with the terms of the Assignment Notice.

        26.        Intentionally omitted.

        27.        Bankruptcy.

                     27.1        In the event a debtor, trustee, or debtor in possession under the Bankruptcy Code, or other person with similar rights, duties and powers under any other law, proposes to cure any default under this Lease or to assume or assign this Lease, and is obliged to provide adequate assurance to Landlord that (i) a default will be cured, (ii) Landlord will be compensated for its damages arising from any breach of this Lease, or (iii) future performance under this Lease will occur, then adequate assurance shall include any or all of the following, as designated by Landlord:

                                     (a)        Those acts specified in the Bankruptcy Code or other law as included within the meaning of adequate assurance, even if this Lease does not concern a shopping center or other facility described in such laws;

                                     (b)        A prompt cash payment to compensate Landlord for any monetary defaults or actual damages arising directly from a breach of this Lease;

                                     (c)        A cash deposit in an amount at least equal to the Security Deposit as referenced in 2.1.8 originally required at time of execution of this Lease.

                                     (d)        The assumption or assignment of all of Tenant’s interest and obligations under this Lease.

         28.         Definition of Landlord.

                       28.1         The term “Landlord” as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only Landlord or the successor-in-interest of Landlord under this Lease at the time in question. In the event of any transfer, assignment or the conveyance of Landlord’s title or leasehold, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved, from and after the date of such transfer, assignment or conveyance, of all liability for the performance of any covenants or obligations contained in this Lease thereafter to be performed by Landlord and, without further agreement, the transferee of such title or leasehold shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder, during its ownership or ground lease of the Demised Premises. Landlord may transfer its interest in the Demised Premises or this Lease without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on the part of Landlord or the then grantor of any of the terms or conditions of this Lease. The foregoing notwithstanding, Landlord shall not be released from or in respect of any liability or obligation accruing prior to such transfer nor shall the terms of Section 31 apply thereto.

         29.         Estoppel Certificate.

                       29.1         Tenant shall within ten (10) days of written notice from Landlord, execute, acknowledge and deliver a statement in writing substantially in the form attached to this Lease as Exhibit “C” with the blanks filled in, and on any other form reasonably requested by a proposed lender or purchaser, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (ii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed and (iii) setting forth such further brief factual information with respect to this Lease or the Demised Premises as may be reasonably requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Demised Premises are a part. Tenant’s failure to deliver such statement within such time shall, at the option of Landlord, constitute a default under this Lease, and, in any event, shall be conclusive upon Tenant that the Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution. Landlord shall similarly deliver to Tenant upon request, a similar estoppel certificate or statement setting forth such similar or other brief factual information as Tenant may reasonably request. Any such statement requested by Tenant may be relied upon by any assignee, sublessee, purchaser, lender, investor, advisor or other similar person with respect to Tenant. Landlord’s failure to execute and return any such statement requested by Tenant within ten (10) days following Landlord’s receipt thereof from Tenant shall constitute conclusive evidence of the facts recited therein.

         30.         Intentionally omitted.

         31.         Limitation of Landlord’s Liability.

                       31.1         If Landlord is in default of this Lease, and as a consequence, Tenant recovers a money judgment against Landlord, the judgment shall be satisfied only out of the proceeds of sale received on execution of the judgment and levy against the right, title and interest of Landlord in the Building and Project of which the Demised Premises are a part, and/or out of rent or other income from such real property receivable by Landlord, and/or out of the consideration received by Landlord from the sale, financing, refinancing, or other disposition of all or any part of Landlord’s right, title, and interest in the Building and Project of which the Demised Premises are a part, and/or out of any amounts distributed to or otherwise received by Landlord from and after the date that Tenant has first made a written demand upon Landlord for such amounts.

                       31.2         Landlord shall not be personally liable for any deficiency. If Landlord is a partnership or joint venture, the partners of such partnership shall not be personally liable and no partner of Landlord shall be sued or named as a party in any suit or action or service of process be made against any partner of Landlord except as may be necessary to secure jurisdiction of the partnership or joint venture. If Landlord is a corporation, the shareholders, directors, officers, employees, and/or agents of such corporation shall not be personally liable and no shareholder, director, officer, employee or agent of Landlord shall be sued or named as a party in any suit or action or service of process made against any shareholder, director, officer, employee or agent of Landlord. If Landlord is a limited liability company, the members, managers, employees and/or agents of such limited liability company shall not be personally liable and no member, manager, employee or agent of Landlord shall be sued or named as a party in any suit or action or service of process made against any member, manager, employee or agent except as may be necessary to secure jurisdiction of such limited liability company. No partner, shareholder, member, director, employee, or agent of Landlord shall be required to answer or otherwise plead to any service of process and no judgment will be taken or writ of execution levied against any partner, shareholder, director, employee or agent of Landlord. Nothing contained in this Section 31.2 shall restrict Tenant from commencing a legal action against any person described in this Section 31.2 seeking to obtain a return of any amounts distributed to or otherwise received by such person from and after the date that Tenant first made a written demand upon Landlord for such amounts. The immediately preceding sentence shall not be applicable to shareholders or other owners (in such capacity) so long as the stock of Landlord is publicly traded.

                       31.3         Each of the covenants and agreements of this Article 31 shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or by common law and shall survive the termination of this Lease.

         32.         Project Control by Landlord.

                       32.1         Landlord reserves full control over the Building and Project to the extent not inconsistent with Tenant’s enjoyment of the Demised Premises in accordance with the terms hereof. Subject to the foregoing, this reservation includes but is not limited to right of Landlord to convert the Building and or other buildings within the Project to condominium units, the right to grant easements and licenses to others and the right to maintain or establish ownership of Building separate from fee title to land.

                       32.2         Tenant shall, should Landlord so request, promptly join with Landlord in execution of such documents as may be reasonably appropriate to assist Landlord to implement any such action provided Tenant need not execute any document which is of nature wherein liability is created in Tenant or if by reason of the terms of such document, Tenant will be deprived of the quiet enjoyment and use of the Demised Premises as granted by this Lease.

                       32.3         Landlord may, at any and all reasonable times during business hours and upon reasonable advance notice (provided that no time restrictions shall apply or advance notice need be given if an emergency necessitates an immediate entry), enter the Demised Premises to (a) inspect the same and to determine whether Tenant is in compliance with its obligations hereunder, (b) supply any service Landlord is required to provide hereunder, (c) show the Demised Premises to prospective mortgagees, investors (but not competitors of Tenant), purchasers or (only during the final 400 days of the Term) tenants, (d) post notices of nonresponsibility, (e) access the telephone equipment, electrical substation and fire risers, and (f) alter, improve or repair any portion of the Building other than the Demised Premises, but for which access to the Demised Premises is necessary. In connection with any such alteration, improvement or repair, Landlord may erect in the Demised Premises or elsewhere in the Project scaffolding and other structures reasonably required for the work to be performed. In no event shall Tenant’s Rent abate as a result of any such entry or work; provided, however, that all such work shall be done in such a manner as to cause the least interference to Tenant as reasonably possible. If an emergency necessitates immediate access to the Demised Premises, Landlord may use whatever force is necessary to enter the Demised Premises and any such entry to the Demised Premises shall not constitute a forcible or unlawful entry to the Demised Premises, a detainer of the Demised Premises, or an eviction of Tenant from the Demised Premises, or any portion thereof. Other than in the case of an emergency, Landlord’s entry into the Demised Premises shall be subject to such reasonable security restrictions as Tenant may reasonably impose and Landlord shall not enter any of Tenant’s “secure” areas of which Landlord has notice unless accompanied by a representative of Tenant; Tenant hereby agreeing to have a representative available to Landlord for such purpose at all times during business hours. In addition, such entry and/or use by Landlord shall be subject to such further reasonable rules as Tenant may require to the extent that such entry and/or use might adversely affect the health or safety of any animals being used in the Demised Premises or the integrity of any experiments or studies being conducted on any such animals.

        33.          Quiet Enjoyment.

        So long as Tenant is not in default, Landlord covenants that Landlord or anyone acting through or under Landlord will not disturb Tenant’s occupancy of the Demised Premises except as permitted by the provisions of this Lease.

        34.          Intentionally Omitted.

        35.          Subordination and Attornment.

                       35.1          Subject to the other terms hereof, this Lease shall be subject and subordinate to the lien of any mortgage, deed of trust, or lease in which Landlord is tenant now or hereafter in force against the Project and Building and to all advances made or hereafter to be made upon the security thereof.

                       35.2         Notwithstanding the foregoing, Tenant shall execute and deliver upon demand such further reasonable instrument or instruments, reasonably acceptable to Tenant, evidencing such subordination of this Lease to the lien of any such mortgage or mortgages or deeds of trust or lease in which Landlord is tenant as may be reasonably required by Landlord. However, if any such mortgagee, beneficiary or landlord under lease wherein Landlord is tenant so elects, this Lease shall be deemed prior in lien to any such lease, mortgage, or deed of trust upon or including the Demised Premises regardless of date and Tenant will execute a statement in writing to such effect at Landlord’s request. Any such statement must be reasonably acceptable to Tenant.

                       35.3          In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by the Landlord covering the Demised Premises, Tenant shall at the election of the purchaser at such foreclosure or sale attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease.

                       35.4          The foregoing subordination is expressly contingent upon Landlord and each party benefiting therefrom (e.g., the lender or ground lessor) executing a non-disturbance agreement with Tenant, in such form as the parties thereto may reasonably agree but providing Tenant and the lender or ground lessor, as the case may be, substantially and in all material respects with the rights and benefits set forth in the form attached hereto as Exhibit “E”.

        36.          Surrender.

                       36.1          No surrender of possession of any part of the Demised Premises shall release Tenant from any of its obligations hereunder unless accepted by Landlord.

                       36.2          The voluntary or other surrender of this Lease by Tenant shall not work a merger, unless Landlord consents and shall, at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies.

                       36.3          The voluntary or other surrender of any ground or underlying lease that now exists or may hereafter be executed affecting the Building or Project, or a mutual cancellation, thereof, or of Landlord’s interest therein, shall not work a merger and shall, at the option of the successor of Landlord’s interest in the Building or Project, operate as an assignment of this Lease.

        37.          Waiver and Modification.

        No provision of this Lease may be modified, amended or added to except by an agreement in writing. The waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained.

        38.          Intentionally omitted.

        39.        Tenant Improvements.

        Landlord shall make available to Tenant an allowance for certain improvements to be made in the Demised Premises as agreed between Landlord and Tenant (“Tenant’s Work”), in the amount up to Five Dollars ($5.00) per rentable square foot of the Demised Premises, or $82,030.00 (the “Landlord’s Contribution”). Tenant will perform and complete Tenant’s Work in compliance with this Lease and such rules and regulations as Landlord may reasonably make and in accordance with all applicable laws, orders, regulations and requirements of all governmental authorities, Landlord’s insurance carriers and the board of fire underwriters having jurisdiction. Prior to the commencement Tenant’s Work, Tenant shall submit to Landlord, for Landlord’s approval (which approval shall not be unreasonably withheld, conditioned or delayed), the names of contractors who will perform Tenant’s Work, which contractors shall be required to carry reasonable insurance. All Tenant’s Work shall be subject to Landlord’s or Landlord’s representative’s reasonable approval. Upon completion of Tenant’s Work, Tenant may submit to Landlord evidence of payment for Tenant’s Work, along with final lien waivers and such other documentation as Landlord may reasonably require, and Landlord shall promptly disburse Landlord’s Contribution to Tenant. Tenant shall have no right to use Landlord’s Contribution after the first anniversary of the Rent Commencement Date. Tenant may not use any part of Landlord’s Contribution for the acquisition of personal property or the payment of Rent. If the cost of Tenant’s Work exceeds Landlord’s Contribution, Tenant shall pay such excess.

        40.        Hazardous Materials.

                     40.1        Tenant shall not cause or permit any Hazardous Material (as hereinafter defined) to be brought upon, kept or used in or about the Demised Premises or the Project in violation of applicable law by Tenant, its agents, employees, contractors or invitees. If (i) Tenant breaches the obligation stated in the preceding sentence, or (ii) the presence of Hazardous Materials (except Hazardous Materials which Tenant can prove (A) migrated onto the Project from adjacent property or (B) were introduced to the Project as the result of an accident or spill occurring in connection with any railroad traffic on the railroad tracks running along the northern end of the Project) results in contamination of the Demised Premises, the Building, the Project or any adjacent Property, or (iii) contamination of the Demised Premises, the Building, the Project or any adjacent Property by Hazardous Material otherwise occurs during the term of this Lease or any extension or renewal hereof or holding over hereunder as a result of the actions or omissions of Tenant or its agents, then Tenant shall indemnify, defend and hold Landlord, its agents and contractors harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Demised Premises or any portion of the Project, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Demised Premises or Project, damages arising from any adverse impact on marketing of space in the Demised Premises or the Project, and sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees) which arise during or after the Lease term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state or local governmental agency or political subdivision because of any such Hazardous Material present in the air, soil or ground water above on or under the Demised Premises. Without limiting the foregoing, if the presence of any Hazardous Material on the Demised Premises, the Building, the Project or any adjacent Property, caused or permitted by Tenant or its agents results in any contamination of the Demised Premises, the Building, the Project or any adjacent Property, Tenant shall promptly take all actions at its sole expense as are necessary to return the Demised Premises, the Building, the Project or any adjacent Property, to the condition existing prior to the time of such contamination, provided that Landlord’s approval of such action shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Demised Premises, the Building or the Project.

                                    40.1.1         Landlord acknowledges that it is not the intent of this Article 40 to prohibit Tenant from operating its business as described in Section 2.1.9 above. Tenant may operate its business according to the custom of the industry so long as the use or presence of Hazardous Material is strictly and properly monitored according to all applicable governmental requirements. As a material inducement to Landlord to allow Tenant to use Hazardous Material in connection with its business, Tenant agrees to deliver to Landlord prior to the Rent Commencement Date a list identifying each type of Hazardous Material to be present on the Demised Premises and setting forth any and all governmental approvals or permits required in connection with the presence of such Hazardous Material on the Demised Premises (“Hazardous Material List”). Tenant shall deliver to Landlord an updated Hazardous Material List at least once a year and shall also deliver an updated list before any new Hazardous Material is brought onto the Demised Premises. Tenant shall deliver to Landlord true and correct copies of the following documents (if any) (hereinafter referred to as the “Documents”) relating to the handling, storage, disposal and emission of Hazardous Material prior to the Rent Commencement Date, or if unavailable at that time, concurrent with the receipt from or submission to a governmental agency: permits; approvals; reports and correspondence; storage and management plans; notice of violations of any laws; plans relating to the installation of any such storage tanks to be installed in or under the Project by Tenant (provided, said installation of tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); and all closure plans or any other documents required by any and all federal, state and local governmental agencies and authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks. Tenant is not required, however, to provide Landlord with any portion(s) of the Documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Material or hazardous activities. It is not the intent of this Section to provide Landlord with information which could be detrimental to Tenant’s business should such information become possessed by Tenant’s competitors. At the written request of Landlord, Tenant agrees that it shall enter into a written agreement with other tenants at the Building concerning the equitable allocation of fire control areas within the Building for the storage of Hazardous Materials. In the event that Tenant’s use of Hazardous Materials is such that it utilizes fire control areas in the Building in excess of Tenant’s Pro Rata Share of the Building as set forth in Section 2.1.6 above, Tenant agrees that it shall, at its own expense, and upon the written request of Landlord, establish and maintain a separate area of the Demised Premises for the use and storage of Hazardous Materials, or take such other action so that its share of the fire control areas of the Building is not greater than Tenant’s Pro Rata Share of the Building.

                       40.2         Notwithstanding the provisions of Section 40.1 above, if (i) the proposed assignee or sublessee of Tenant has been required by any prior landlord, lender or governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from such party’s action or use of the property in question, or (ii) the proposed assignee or sublessee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal or storage of a Hazardous Material, it shall not be unreasonable for Landlord to withhold its consent to the proposed assignment or subletting.

                       40.3         At any time, and from time to time, prior to the expiration of the Term (but not more often than two (2) times during the initial Term, and one (1) time during the renewal term set forth in Section 42 below, unless Landlord, in its reasonable judgment, has a demonstrable basis upon which to believe that contamination has occurred), Landlord shall have the right to conduct appropriate tests of the Demised Premises, Building and Project to demonstrate that contamination has occurred as a result of Tenant’s use of the Demised Premises. Tenant shall be solely responsible for and shall defend, indemnify and hold the Landlord, its agents and contractors harmless from and against any and all claims, costs and liabilities including actual attorneys’ fees, charges and disbursements, arising out of or in connection with any removal, clean up, restoration and materials required hereunder to return the Demised Premises and any other property of whatever nature to their condition existing prior to the time of any such contamination for which Tenant is responsible pursuant to this Section 40. Notwithstanding the provisions of the last sentence of Section 7.1(c), Tenant shall pay for the cost of the tests of the Demised Premises.

                       40.4         If underground or other storage tanks storing Hazardous Materials are located on the Demised Premises by Tenant or are hereafter placed on the Demised Premises by or for Tenant, Tenant shall monitor the storage tanks, maintain appropriate records, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other steps necessary or required under the applicable Maryland and Federal laws.

                       40.5         Tenant’s obligations under this Article 40 shall survive the expiration or earlier termination of the Lease. During any period of time employed by Tenant or Landlord after the termination of this Lease to complete the removal from the Demised Premises of any such Hazardous Materials for which Tenant is responsible pursuant to this Section 40, Tenant shall continue to pay the full Rent in accordance with this Lease, which Rent shall be prorated daily. In the event that Landlord leases any portion of the Demised Premises to a third party, Tenant’s obligation to pay Rent with respect to any such leased portion pursuant to this Section 40.5 shall cease.

                       40.6          As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of Maryland or the United States government, including, without limitation, the following: (i) “oil” as defined by Maryland Environment Code Ann., Section 4401(g) (1993), as amended from time to time, and regulations promulgated thereunder; (ii) any “hazardous waste”, “hazardous substance” or “release” as defined by the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder (“CERCLA”); (iii) any “hazardous substance” or “hazardous waste” as defined by Maryland Environmental Code Ann., Title 7, Subtitle 2 (1993), as amended from time to time, and regulations promulgated thereunder, and (iv) any “solid waste” or “disposal” as defined in the Resource Conservation and Recovery Act of 1976, as amended from time to time, and the regulations promulgated thereunder (“RCRA”). For purposes of this Lease, the term “Hazardous Materials” shall not be deemed to include substances and materials commonly used by tenants of commercial office space. Nonetheless, Tenant shall only store reasonable quantities of such substances and materials and shall store, use and dispose of the same in compliance with all applicable laws, insurance and labeling requirements.

         41.        Intentionally Omitted.

         42.        Options to Extend Term.

                      42.1        Provided that (i) this Lease is in full force and effect, and (ii) Tenant shall not have been in default in respect of the payment of Rent at any time during the two (2) year period prior to the date on which Tenant exercises its right to extend the term of this Lease, Tenant shall have the option to extend the term of this Lease for a renewal term of three (3) years at a Basic Annual Rent equal to the Basic Annual Rent on the last day of the term prior to the renewal term plus three percent (3%) or such other amount as may be agreed upon by Landlord and Tenant, and otherwise on the same terms, covenants and conditions as are contained in this Lease.

                      42.2        Tenant shall give Landlord written notice of Tenant’s election to extend the term of this Lease no less than 270 days, but not more than 360 days, prior to the expiration of the then current term of this Lease.

        43.         Miscellaneous.

                      43.1        Terms and Headings. Where applicable in this Lease, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter. The section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

                      43.2        Examination of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

                      43.3        Time. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

                      43.4        Covenants and Conditions. Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

                      43.5        Consents. Whenever consent or approval of either party is required, that party shall not unreasonably withhold such consent or approval, except as may be expressly set forth to the contrary.

                      43.6        Entire Agreement. The terms of this Lease are intended by the parties as a final expression of their agreement with respect to the terms as are included herein, and may not be contradicted by evidence of any prior or contemporaneous agreement. The Basic Lease Provisions, general provisions and Exhibits all constitute a single document and are incorporated herein.

                      43.7        Severability. Any provision of this Lease which shall prove to be invalid, void, or illegal in no way affects, impairs or invalidates any other provision hereof, and such other provisions shall remain in full force and effect.

                      43.8        Recording. Upon request by Tenant, Landlord shall execute and deliver to Tenant a document, in recordable form, evidencing the existence of this Lease (without stating any of the rental provisions) which document Tenant shall have the right to record in the land records of Montgomery County, Maryland. Tenant shall pay any and all recordation, transfer or other taxes or fees associated with the recordation of such document.

                      43.9        Impartial Construction. The language in all parts of this Lease shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

                      43.10      Inurement. Each of the covenants, conditions and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators, successors, assigns, sublessees, or any person who may come into possession of said Demised Premises or any part thereof in any manner whatsoever. Nothing contained in this Section 43.10 shall in any way alter the provisions against assignment or subletting in this Lease provided.

                      43.11      Notices. Any notice, consent, demand, bill, statement, or other communication required or permitted to be given hereunder must be in writing and shall be effective upon receipt (or refusal of receipt) (a) when delivered in person, or (b) when sent by registered or certified mail, return receipt requested, postage prepaid, or (c) when delivered by a nationally recognized overnight courier service, addressed to Tenant or Landlord at the addresses shown in Section 2.1.10 of the Basic Lease Provisions. Either party may, by notice to the other given pursuant to this Section, specify additional or different addresses for notice purposes.

                      43.12      Maryland Jurisdiction. This Lease shall be governed by, construed and enforced in accordance with the laws of the State of Maryland, applied to contracts made in Maryland for Maryland domiciliaries to be wholly performed in Maryland.

                      43.13      Authority. That individual or those individuals signing this Lease warrant and represent that said individual or individuals have the power, authority and legal capacity to sign this Lease on behalf of and to bind all entities, corporations, partnerships, joint venturers or other organizations and/or entities on whose behalf said individual or individuals have signed.

         SIGNATURES APPEAR ON FOLLOWING PAGE

        IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

TENANT:

GENE LOGIC INC., a Delaware corporation

By: /s/ Philip L. Rohrer, Jr.

Name: Philip L. Rohrer, Jr.

Its: Chief Financial Officer

LANDLORD:

ARE – MARYLAND NO. 23, LLC, a Delaware limited liability company

By:	Alexandria Real Estate Equities, L.P., a Delaware limited partnership

	By:	ARE-QRS, Corp., a Delaware corporation

By: /s/ Jennifer Pappas
Name: Jennifer Pappas
Its: V.P. & Assistant Secretary

EXHIBIT “A” TO LEASE

LEGAL DESCRIPTION AND SITE PLAN

Legal Description:

All of that certain lot or parcel of land situated, lying and being in Montgomery County, Maryland, and being more particularly described as follows:

Parcel “D” Bennington Corporate Center, recorded in Plat Book 181, Plat #21044 among the Land Records of Montgomery County, Maryland.

TOGETHER with those certain non-exclusive easements contained in Section 3.6 of the Declaration of Covenant, Conditions and Restrictions of Bennington Corporate Center recorded in Liber 14457 at folio 376.

[See attached Site Plan]

EXHIBIT “A” TO LEASE -1-

EXHIBIT “B” TO LEASE

        1.        Tenant will not pile, place or permit to be placed any goods, materials, equipment or other obstructions on the sidewalks or parking lots in the front, rear or sides of the Building, or in a place and in a matter so as to block the sidewalks, parking lots and loading areas. Tenant will not obstruct, in any way, the entry passages, corridors, halls, stairways or elevators of the Building, or use them in any way other than as a means of passage to and from the Demised Premises. Tenant will not do anything that directly or indirectly takes away any of the rights of ingress, egress or natural light from any other tenant in the Building.

        2.        At any time that other tenants occupy the Project, the delivery, shipping, loading and unloading of supplies, fixtures and all other items to and from the Demised Premises will be subject to the reasonable rules and regulations Landlord may promulgate from time to time with respect to deliveries and shipments.

        3.        The plumbing facilities will not be used for any purpose other than that for which they are constructed. No foreign substance of any kind will be thrown into the plumbing facilities. The expense of any breakage, stoppage or damage resulting from a violation of this provision by Tenant or any of its servants, agents, invitees, employees and/or licensees will be borne solely by Tenant.

        4.        No radio, speakers, television, phonograph or other sound or similar device (other than a voice and/or phone paging and/or alert system) will be installed or operated in the Demised Premises on any floor where Tenant is not the sole tenant without Landlord’s prior written reasonable approval. Tenant will prevent sounds emanating from the Demised Premises from being heard outside the Demised Premises in a manner unreasonably disturbing or annoying to other tenants.

        5.        Tenant, before closing and leaving the Demised Premises, will ensure that all entrance doors and all exterior windows are locked.

        6.        Tenant will not use the Demised Premises for the sale of any goods, wares or merchandise to the general public. Tenant will not permit anyone to lodge in the Demised Premises, provided, however, that nothing herein shall prevent Tenant from having a minimal number of designated personnel sleep in the Demised Premises in order to maintain any necessary supervision of the animals in the Demised Premises.

        7.        Landlord reserves to itself all rights not granted to Tenant under this Lease, including, but not limited to, the right to install and maintain “for sale” signs on the exterior of the Building and, during the last 400 days of the Term (or earlier if an Event of Default has occurred and is continuing), “for lease” signs on the exterior of the Building. In addition, Landlord shall have the right to erect a tasteful monument sign.

EXHIBIT “B” TO LEASE -1-

EXHIBIT “C” TO LEASE

FORM OF ESTOPPEL CERTIFICATE

        This Tenant Estoppel Certificate (this “Certificate”), dated as of ____________, _____, is executed by Gene Logic Inc. (“Lessee”) in favor of ___________________________________, a ________________________________ (“Lessor”) and _______________________________ (“_________________”).

RECITALS

        A.         Lessee and Lessor have entered Into a Lease dated as of October 5, 2004 (“Lease”) for a portion of the Property located at ________________________ (the “Property”).

        B.         Pursuant to the Lease, Lessee has agreed that upon the request of Lessor, Lessee would execute and deliver a tenant estoppel certificate certifying to the status of the Lease.

        C.         Lessor has requested that Lessee execute this Certificate. Lessee certifies, warrants, and represents to Lessor and _____________________ as follows:

                     1.         Lessee. Lessee is the lessee of the Property (the “Leased Premises”), pursuant to the Lease, a correct copy of which is attached as Exhibit A.

                     2.         Leased Premises. The Leased Premises consist of ________________ (________________) square feet of the (__________) floor of the Property, as more particularly described in the Lease.

                     3.        Full Force of Lease. As of the date of this Certificate, the Lease is in full force, has not been terminated, and is to Lessee’s knowledge, subject only to any offsets, counterclaims, or defenses of Lessee as are set forth herein.

                     4.        Complete Agreement. The Lease constitutes the complete agreement between Lessor and Lessee for the Leased Premises and the Property, and no amendments, modifications or extensions to the Lease, either written or oral, currently exist, other than ______________________.

                     5.         Acceptance of Leased Premises. Lessee has accepted and is currently occupying the Leased Premises.

                     6.        Lease Term. The term of the Lease commenced on _______________ and ends on ________________, subject to the following options to extend: ________________________________.

                     7.        Purchase Rights. Lessee has no option, right of first refusal, right of first offer, or other right to purchase all or any portion of the Leased Premises or all or any portion of the Property, except as follows:

EXHIBIT “C” TO LEASE -1-

                    8.        Rights of Lessee. Except as expressly stated in this Certificate, Lessee:

                               (a)        has no right to renew or extend the term of the Lease;

                               (b)        has no option or other right to purchase all or any part of the Leased Premises or all or any part of the Property;

                               (c)         has no right, title, or interest in the Leased Premises, other than as Lessee under the Lease.

                    9.        Rent.

                               (a)         The rent under the Lease is current, and Lessee is not in default in the performance or any of Its obligations under the Lease.

                               (b)         Lessee is currently paying base rent under the Lease in the amount of $__________________ per month. Lessee has not received and is not entitled to any abatement, refunds, rebates, concessions or forgiveness of rent or other charges, free rent, partial rent, or credits, offsets or reductions in rent, except as follows: ____________ _______________________________________________________________________________________________.

                               (c)        Lessee’s estimated share of operating expenses, common area charges, insurance, real estate taxes and administrative and overhead expenses is __% and is currently being paid at the rate of $__________________ per month.

                               (d)         To Lessee’s knowledge, there are no existing defenses or offsets against rent due or to become due under the terms of the Lease, and there has been no default or other wrongful act or omission by the landlord under the lease or otherwise in connection with Lessee’s occupancy of the Leased Premises, except as follows: ____ _________________________________________________________________________________________________
(if none, please state “None”).

                   10.       Security Deposit. The amount of Lessee’s security deposit hold by Lessor under the Lease is Dollars ($___________________).

                   11.       Prepaid Rent. The amount of prepaid rent, separate from the security deposit, is ___________________ Dollars ($___________________) covering the period from ___________________ to ___________________

                   12.       Insurance. All insurance, if any, required to be maintained by Lessee under the Lease is presently in effect.

                   13.       Tenant Improvements. To Lessee’s knowledge, all construction of buildings, site improvements and facilities and interior tenant improvements and other requirements respecting the Leased Premises which Lessor was to have performed in accordance with the terms of the Lease have been performed and completed in all respects and accepted by Lessee, except _________________. All tenant allowances, reimbursements for construction costs and other, similar sums agreed to be paid by the landlord respecting the Leased Premises have been paid, except as follows: ________________________________________________________________________________________________ ________________________________________________________________________________________________.

EXHIBIT “C” TO LEASE -2-

                    14.        Lessor’s Obligations. As of the date of this Certificate, to Lessee’s knowledge, Lessor has performed all obligations required of Lessor under the Lease; no offsets, counterclaims, or defenses of Lessee under the Lease exist against Lessor, and no events have occurred that, with the passage of time or the giving of notice, would constitute a basis for offsets, counterclaims, or defenses against Lessor, except as follows:_____________________ ____________________________________________________________________________________.

                    15.        Assignments by Landlord. Lessee has received no notice of any assignment, hypothecation or pledge of the Lease or rentals under the Lease by Landlord.

                    16.        Assignments by Lessee. Lessee has not sublet or assigned the Leased Premises or leased any portion thereof to any sublessee or assignee. The address for notices to be sent to Lessee is as set forth in the Lease.

                    17.        Environmental Matters.

                                 (a)         Lessee is in compliance with Section 40 of the Lease.

                                 (b)         Lessee has not received any notice, written or oral, of violation of any Environmental Law and there are no writs, injunctions, decrees, orders or judgments outstanding, no lawsuits, claims, proceedings or investigations pending or threatened, relating to the use, maintenance or operation of the Leased Premises.

                    18.        Notification by Lessee. From the date of this Certificate and continuing until ________________. Lessee agrees to immediately notify Lessor and ________________ at the following addresses, on the occurrence of any event or the discovery of any fact that would make any representation contained in this Certificate inaccurate:

Alexandria Real Estate Equities, Inc. 135 North Los Robles Avenue Suite 250 Pasadena, California 91101 Attn: Corporate Secretary

        Lessee makes this Certificate with the knowledge that it will be relied on by ________________ in agreeing to ________________.

        Lessee has executed this Certificate as of the date first written above by the person named below, who are duly authorized to do so.

LESSEE:

By:
Its:
Dated:

EXHIBIT “C” TO LEASE -3-

EXHIBIT “D” TO LEASE

ACKNOWLEDGMENT OF RENT COMMENCEMENT DATE

        This acknowledgment is made pursuant to Section 4.4 of that certain Lease dated October 5, 2004 by and between ARE-MARYLAND NO. 23, LLC, a Delaware limited liability company, Landlord, and GENE LOGIC INC., a Delaware corporation, Tenant, with respect to 9 West Watkins Mill Road, Gaithersburg in the County of Montgomery, Maryland.

        We hereby acknowledge that the Term Commencement Date is _____, the Delivery Date is ___________ and the Rent Commencement Date of the Lease is _________.

TENANT:

GENE LOGIC INC., a Delaware corporation

By:
Its:

LANDLORD:

ARE – MARYLAND NO. 23, LLC, a Delaware limited liability company

By:	Alexandria Real Estate Equities, L.P., a Delaware limited partnership

	By:	ARE-QRS, Corp., a Delaware corporation

By:
Name:
Its:

EXHIBIT “D” TO LEASE -1-

EXHIBIT “E” TO LEASE

        THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (the “Agreement” is made as of ____________, ____________, between GENE LOGIC INC., a Delaware Corporation (“Tenant”), having an address at ____________, and ____________ (“Lender”) having an address at ____________.

WITNESSETH:

        WHEREAS, Tenant is the tenant under that certain lease (the “Lease”) dated ____________, by and between Tenant and ARE-MARYLAND NO. 23, LLC wherein Landlord leased to Tenant certain premises known as 9 West Watkins Mill Road, Gaithersburg, MD 20878 (the “Demised Premises”) and located on that certain land described in Exhibit A attached hereto and made a part hereof (the “Land”); and

        WHEREAS, Landlord is about to make, execute and deliver its Promissory Note (“Note”) to Lender, which Note shall be secured by, among other security, a lien encumbering the Land and the improvements constructed thereon (the Land and such improvements being hereinafter referred to as the “Mortgaged Property”) pursuant to a Mortgage, Security Agreement and Assignment of Leases and Rents (as thereafter amended and modified, the “Mortgage”) (the Mortgage and all other instruments securing the Note are herein collectively called the “Security Documents”); and

        WHEREAS, Lender and Tenant desire to confirm their agreements with respect to the Lease and the Security Documents.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, Lender and Tenant hereby agree and covenant as follows:

        1.         Subordination. The Lease and all right, title and created thereby (including without limitation, any purchase options, rights, etc.) are, shall be and shall at all times remain and continue respects to the liens and effect of the Security Documents.

        2.         Non-Disturbance. So long as the Lease is in full force and effect and Tenant is not in default under the Lease (after notice, if required pursuant to the Lease, and beyond any period given Tenant to cure such default) or under this Agreement after notice and a reasonable opportunity to cure:

                    (a)        Subject to Paragraph 3 hereof, Lender will recognize the Lease and Tenant’s possession of the Demised Premises and Tenant’s right and privileges under the Lease shall not be diminished or interfered with by Lender, and Tenant’s occupancy of the Demised Premises shall not be disturbed by Lender for any reason whatsoever during the term of the Lease or any extensions or renewals thereof; and

                    (b)        Lender will not join Tenant as a party defendant in any action or proceeding to foreclose the Mortgage or to enforce any rights or remedies of Lender under the Mortgage which would cut-off, destroy, terminate or extinguish the Lease or Tenant’s interest and estate under the Lease.

Notwithstanding the foregoing provisions of this paragraph, if it shall be required under applicable law for Lender to name or join Tenant as a party in a foreclosure proceeding with respect to the Mortgage, Lender may so name or join Tenant without in any way diminishing or otherwise affecting the rights and privileges granted to, or inuring to the benefit of, Tenant under this Agreement and the Lease, and Lender shall not seek affirmative relief from Tenant in such action or proceeding, nor shall the Lease be cut off or terminated, nor Tenant’s possession thereunder disturbed.

        3.         Attornment.

                    (a)         Tenant acknowledges that it has notice that Landlord’s interest under the Lease and the rents and all other sums due thereunder have been assigned to Lender as part of the security for the Note secured by the Mortgage. Notwithstanding anything to the contrary contained herein or in the Lease, in the event that Lender notifies Tenant of a default under the Mortgage and demands that Tenant pay its rent and all other sums due under the Lease to Lender, Tenant agrees that it shall pay its rent and all other sums due under the Lease to Lender, provided, however, that Tenant shall be provided written notice at least ten (10) days prior to Tenant’s obligation to pay rent and other sums due under the Lease to Lender, and provided, further that in such event, upon the payment to Lender of such rent and other sums Landlord, subject to the provisions of subparagraph 3(c), shall remain liable to Tenant for the performance of Landlord’s obligations under the Lease. All rents and other sums paid by Tenant to Lender shall be credited against Tenant’s rental obligations under the Lease, and payment to Lender of rents and such other sums due under the Lease will be deemed to be payment to Lender of rents and such other sums due under the Lease will be deemed to be payment to Landlord for purposes of the Lease. Landlord joins in the execution of this Agreement for the purpose of, among other things, consenting to the provisions of this subparagraph 3(a).

                    (b)         If Lender (or its nominee or designee) shall succeed to the rights of Landlord under the Lease through possession or foreclosure action, delivery of a deed or otherwise, or another person purchases the Premises upon or following foreclosure of the Mortgage, then at the request of Lender (or its nominee or designee) or such purchaser (Lender, its nominees and designees, and such purchaser, each being a “Successor-Landlord”), Tenant shall attorn to and recognize Successor-Landlord as Tenant’s landlord under the Lease and shall promptly deliver any instrument that Successor-Landlord may reasonably request to evidence such attornment. Upon such attornment, the Lease shall continue in full force and effect as, or as if it were, a direct lease between Successor-Landlord and Tenant upon all terms, conditions and covenants as are set forth in the Lease, except that Successor-Landlord shall not:

                                 (i)         be liable for any previous act or omission of Landlord under the Lease; provided, however, that the foregoing provisions of this clause (b) shall not exculpate the Successor Landlord from liability for performing Landlord’s obligations under this Lease which are of a continuing nature Including, without limitation, Landlord’s repair and maintenance obligations under the Lease;

                                 (ii)         be subject to any off-set, which shall have previously accrued to Tenant against Landlord;

                                 (iii)        be bound by any modification of the Lease (if such modification was made after the date that Successor-Landlord obtained its mortgagee interest) or by any previous prepayment of rent or additional rent for more than one month which Tenant might have paid to Landlord (other than any security deposit), unless such modification or prepayment shall have been expressly approved in writing by Lender;

                                 (iv)        be liable for any security deposited under the Lease unless such security has been physically delivered to Lender; or

                                 (v)         be obligated to commence or complete any construction or to make any contribution toward construction or installation of any improvements upon the Mortgaged Property required under the Lease.

        4.         Lease Modifications. Tenant agrees that without the prior written consent of Lender, it shall not: (a) amend, modify, terminate or cancel the Lease or any extensions or renewals thereof; (b) tender a surrender of the Lease or make a prepayment of any rent or additional rent in excess of one (1) month; or (c) subordinate or permit the subordination of the Lease to any lien subordinate to the Mortgage. Any such purported action without such consent shall be void as against the holder of the Mortgage.

        5.         Notice of Default; Opportunity to Cure.

                    (a)         Any default or similar notice required or permitted to be given by Tenant to Landlord shall be simultaneously given also to Lender, and any right of Tenant dependent upon such notice shall take effect only after such notice to Lender is so given. Performance by Lender shall satisfy any conditions of the Lease requiring performance by Landlord, and Lender shall have a reasonable time to complete such performance as provided in section (b) below.

                    (b)         Without limiting the generality of the foregoing, Tenant shall promptly notify Lender of any default, act or omission of Landlord which would give Tenant the right, immediately or after the lapse of a period of time, to cancel or terminate the Lease or to claim a partial or total eviction (a “Landlord Default”) (except that the terms of this subparagraph 5(b) shall not be applicable to Section 4.1 or Article 22 and/or 23 of the Lease). In the event of a Landlord Default, Tenant shall not exercise any rights available to it to cancel or terminate the Lease: i) until it has given written notice of such Landlord Default to Lender; and ii) unless Lender has failed, within sixty (60) days after Lender receives such notice, to cure or remedy the Landlord Default or, if the same is of a nature that same cannot with due diligence be remedied by Lender within such sixty (60) days after Lender receives such notice, until a reasonable period for remedying such Landlord Default has elapsed following the giving of such notice and following the time when Lender shall have become entitled under the Security Documents to remedy the same (which reasonable period shall in no event be less than the period during which Landlord would be entitled under the Lease or otherwise, after similar notice, to effect such remedy); provided that Lender shall with due diligence commence and prosecute a remedy for such Landlord Default. If Lender cannot reasonably remedy a Landlord Default until after Lender obtains possession of the Mortgaged Property, Tenant may not terminate or cancel the Lease or claim a partial or total eviction by reason of such Landlord Default until the expiration of a reasonable period necessary for the remedy after Lender institutes proceedings to obtain possession of the Mortgaged Property through a foreclosure or otherwise, or for the appointment of a receiver for the Mortgaged Property, provided that Lender institutes and prosecutes such proceedings with due diligence. Lender shall have no obligation hereunder to remedy any Landlord Default.

        6.         Notice of Lien. To the extent that the Lease entitles Tenant to notice of the existence of any mortgage and the identity of any lender, this Agreement shall constitute such notice to Tenant, with respect to the Mortgage.

        7.         Limitation of Liability. Except as specifically provided in this Agreement, Lender shall not, by virtue of this Agreement, the Mortgage or any other instrument to which Lender may be a party, be or become subject to any liability or obligation to Tenant under the Lease or otherwise.

        8.         Priority.

                    (a)         Tenant acknowledges and agrees that this Agreement supersedes (but only to the extent inconsistent with) any provisions of the Lease relating to the priority or subordination of the Lease and the interests or estates created thereby to the Mortgage.

                    (b)         Tenant agrees to enter into a subordination, non-disturbance and attornment agreement with any entity which shall succeed Lender with respect to the Mortgaged Property, or any portion thereof, provided such agreement is substantially similar to this Agreement.

        9.         Notices. Any notice, consent, request or other communication required or permitted to be given hereunder shall be in writing and shall be: (a) personally delivered; (b) delivered by Federal Express or other comparable overnight delivery service; or (c) transmitted by postage prepaid registered or certified mail, return receipt requested. All such notices, consents, requests or other communications shall be addressed to Tenant or Lender at the address for such party previously set forth in this Agreement, or to such other address as Tenant or Lender shall in like manner designate in writing. All notices and other communications shall be deemed to have been duly given on the first to occur of actual receipt of the same or: (i) the date of delivery if personally delivered; (ii) one (1) business day after depositing the same with the delivery service if by overnight delivery service; and (iii) three (3) days following posting if transmitted by mail. Any party may change its address for purposes hereof by notice to the other parties given in accordance with the provisions hereof.

        10.        General. This Agreement may not be modified or terminated orally. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns. The term “Lender” shall mean the then holder of any interest in the Mortgage. The term “Landlord” shall mean the then holder of the lessor’s interest in the Lease. The term “person” shall mean any individual, joint venture, corporation, partnership, trust, unincorporated association or other entity. All references herein to the Lease shall mean the Lease as modified by this Agreement and any amendments or modifications to the Lease which are consented to in writing by Lender. Any inconsistency between the Lease and the provisions of this Agreement shall be resolved in favor of this Agreement.

        11.        Waivers. Both Tenant and Lender hereby irrevocably waive all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

        12.         Governing Law. This agreement shall be governed by and construed in accordance with the laws of the state in which the Land is located.

        IN WITNESS WHEREOF, the parties hereto have executed this Subordination, Non-Disturbance and Attornment Agreement to be effective as of the day and year first stated above.

“LENDER”

By:
Name:
Title:

“TENANT”

GENE LOGIC INC. a Delaware Corporation

By:
Printed Name:
Title:

AGREED AND CONSENTED TO:

“BORROWER”

ARE – MARYLAND NO. 23, LLC, a Delaware limited liability company

By:	Alexandria Real Estate Equities, L.P., a Delaware limited partnership

	By:	ARE-QRS, Corp., a Delaware corporation

By:
Name:
Its:

ACKNOWLEDGMENTS

[Insert appropriate state acknowledgments]